UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. ______)

Filed by the Registrant [x]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Under Rule 14a-12

EAGLE BULK SHIPPING INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]    No fee required.
[_]    Fee paid previously with preliminary materials.
[_]    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(4) and 0-11.

Eagle Bulk Shipping Inc.
300 First Stamford Place, 5th Floor
Stamford, Connecticut 06902
(203) 276-8100
April 27, 2023
Dear Shareholder:
You are cordially invited to attend the 2023 Annual Meeting of Shareholders of Eagle Bulk Shipping Inc. On the following pages you will find the formal Notice of Annual Meeting and Proxy Statement, including a description in detail of the actions expected to be taken at the Annual Meeting.
This year’s Annual Meeting will be held as a virtual meeting only via live webcast at www.virtualshareholdermeeting.com/EGLE2023 at 10:00 a.m. EDT, on Wednesday, June 14, 2023. You will be able to attend the meeting, submit questions and vote your shares electronically by visiting www.virtualshareholdermeeting.com/EGLE2023.
Whether or not you plan to virtually attend the meeting, it is important that your shares be represented and voted at the Annual Meeting. Accordingly, if you have elected to receive your proxy materials by mail, please date, sign and return the proxy card. If you received your proxy materials over the Internet, please vote by Internet or by telephone in accordance with the instructions provided in the Notice of Internet Availability of Proxy Materials that you will receive in the mail. If you decide to attend the meeting virtually, you will be able to vote virtually during the Annual Meeting, even if you have previously submitted a proxy.
I hope that you will attend the meeting and thank you for your continued support of Eagle Bulk Shipping Inc.
Sincerely,
/s/ Paul M. Leand, Jr.
Paul M. Leand, Jr.
Chairman of the Board of Directors

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Eagle Bulk Shipping Inc.
300 First Stamford Place, 5th Floor
Stamford, Connecticut 06902
(203) 276-8100

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 14, 2023

NOTICE IS HEREBY GIVEN that the 2023 Annual Meeting of Shareholders (the “Annual Meeting”) of Eagle Bulk Shipping Inc., a Republic of the Marshall Islands corporation (“Eagle Bulk Shipping” or the “Company”), will be held on June 14, 2023 at 10:00 a.m. EDT, in a virtual format only at www.virtualshareholdermeeting.com/EGLE2023, for the following purposes:
1.To elect seven Directors to the Board of Directors;
2.To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year 2023;
3.To approve, on an advisory, non-binding basis, the compensation of named executive officers;
4.To recommend, on a non-binding basis, the frequency of future advisory votes on compensation of named executive officers; and
5.To transact such other business as may properly come before the Annual Meeting or at any adjournment or postponement thereof.
As of the date of this proxy statement, the Company has received no notice of any matters, other than those set forth above, that may properly be presented at the Annual Meeting. If any other matters are properly presented for consideration at the Annual Meeting, the persons named as proxies on the proxy card or their duly constituted substitutes acting at the Annual Meeting or at any adjournment or postponement of the Annual Meeting will be deemed authorized to vote the shares represented by proxy or otherwise act on such matters in accordance with their judgment.
The close of business on April 25, 2023 has been fixed as the record date for determining those shareholders entitled to vote at the Annual Meeting (the “Record Date”). Only shareholders of record as of the Record Date will be entitled to vote at the Annual Meeting or at any adjournments or postponements thereof. A list of such shareholders will be available at the Annual Meeting.

Eagle Bulk Shipping Inc.
300 First Stamford Place, 5th Floor
Stamford, Connecticut 06902
(203) 276-8100
__________________
PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 14, 2023
__________________
This proxy statement is furnished to shareholders of Eagle Bulk Shipping Inc., a Republic of the Marshall Islands corporation (“Eagle Bulk Shipping” or the “Company”) in connection with the solicitation of proxies, in the accompanying form, by the Board of Directors of Eagle Bulk Shipping (each a “Director” and collectively the “Directors” or “Board of Directors”) for use in voting at the 2023 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on June 14, 2023, at 10:00 a.m. EDT and at any adjournment or postponement thereof.
This year’s Annual Meeting will be held as a virtual meeting only via live webcast at www.virtualshareholdermeeting.com/EGLE2023. You will be able to attend the meeting, submit questions and vote your shares electronically by visiting www.virtualshareholdermeeting.com/EGLE2023.
Shareholders of record as of April 25, 2023 will be able to participate in the Annual Meeting by visiting our Annual Meeting website at www.virtualshareholdermeeting.com/EGLE2023. To participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials.
The Annual Meeting will begin promptly at 10:00 a.m. EDT on June 14, 2023. Online check-in will begin at 9:45 a.m. EDT and you should allow approximately 15 minutes for the online check-in procedures.
This proxy statement and the enclosed proxy card are first being mailed to shareholders on or about May 2, 2023.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
When and where is our Annual Meeting?
We will hold our Annual Meeting on June 14, 2023, at 10:00 a.m. EDT. The Annual Meeting will be conducted entirely over an internet website, at the following address: www.virtualshareholdermeeting.com/EGLE2023.
Why are you holding a virtual meeting instead of a physical meeting?
We are holding a virtual meeting instead of a physical meeting so that shareholders will be able to participate from any location around the world with Internet access.
Why did I receive a Notice of Internet Availability of Proxy Materials (the “Notice”) regarding the availability of proxy materials on the internet?
Pursuant to rules promulgated by the Securities and Exchange Commission (the “SEC”), we have chosen to provide access to our proxy materials over the internet. The Notice, this proxy statement, the proxy card and our Annual Report (as defined below) (collectively, the “Proxy Materials”) are available to shareholders via the internet. The Notice will provide instructions as to how a shareholder of record may access and review the Proxy Materials on the website referred to in the Notice or, alternatively, how to request that a copy of the Proxy Materials, including a proxy card, be sent by mail or e-mail to the shareholder of record. The Notice also will provide voting instructions. Please note that, while our Proxy Materials are available at the website referenced in the Notice and this proxy statement and annual report are available on our website, no other information contained on either website is incorporated by reference in, or considered to be a part of, this proxy statement.
We intend to mail the Notice on or about May 2, 2023 to all shareholders of record entitled to vote at the Annual Meeting. The Proxy Materials will be made available to shareholders via the internet on the same date.
Why am I receiving the Proxy Materials?
We have sent you this proxy statement and the enclosed proxy card because you owned shares of the Company’s common stock, par value US $0.01 per share (“Common Stock”), as of the close of business on April 25, 2023, the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting (the “Record Date”). Your proxy is being solicited by our Board of Directors for use at the Annual Meeting.
What is included in these Proxy Materials?
These materials include:
1.the proxy statement for the Annual Meeting;
2.the proxy card for the Annual Meeting; and
3.the Company’s Annual Report on Form 10-K, filed with the SEC on March 10, 2023, which includes our audited consolidated financial statements for the fiscal year ended December 31, 2022 (the “Annual Report”).
Will I receive any other proxy materials by mail?
You will not receive any additional proxy material via mail unless you request a printed copy in accordance with the instructions set forth in the Notice. We may elect, in our discretion, to send you a proxy card and a second Notice on or after ten calendar days have passed since our first mailing of the Notice.
Can I find additional information on the Company’s website?
Our website is www.eagleships.com. Although the information contained on our website is not part of this proxy statement, you can view additional information on the website, such as our Third Amended and Restated Articles of Incorporation, as amended (the “Articles of Incorporation”), our Second Amended and Restated By-Laws (the “By-laws”) and our Corporate Governance Guidelines. We also make available on our website our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to these reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities

Exchange Act of 1934, as amended (the “Exchange Act”), as soon as reasonably practicable after the Company electronically files such material with, or furnishes it to, the SEC. Our SEC filings are available to the public at the SEC's website at www.sec.gov. The information on our website is not incorporated by reference into this proxy statement.
What is the purpose of the Annual Meeting?
At the Annual Meeting, shareholders will be asked to consider and vote upon the following matters:
1.the election of seven Directors to hold office until the 2024 Annual Meeting of Shareholders;
2.the ratification of the appointment of Deloitte & Touche LLP (“Deloitte & Touche”) as the Company’s independent registered public accounting firm for the Company’s fiscal year 2023;
3.the approval, on an advisory, non-binding basis, of the compensation of our NEOs (as defined below); and
4.the recommendation, on a non-binding basis, of the frequency of future advisory votes on the compensation of our named executive officers.
Shareholders will also be asked to consider and vote at the Annual Meeting on any other matter that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting. At this time, the Company’s Board of Directors is unaware of any matters, other than those set forth above, that may properly come before the Annual Meeting.
How can I attend the virtual Annual Meeting?
The Annual Meeting will be a completely virtual meeting of shareholders conducted exclusively by a live audio webcast. If you are a shareholder of record as of the close of business on the Record Date, you will be able to virtually attend the Annual Meeting, vote your shares and submit your questions online during the meeting by visiting www.virtualshareholdermeeting.com/EGLE2023. You will need to enter the 16-digit control number included on your proxy card or on the instructions that accompanied your Proxy Materials.
If you are a shareholder holding your shares in “street name” as of the close of business on the Record Date, you may gain access to the meeting by following the instructions in the voting instruction card provided by your broker, bank or other nominee. You may not vote your shares electronically at the Annual Meeting unless you receive a valid proxy from your brokerage firm, bank, broker dealer or other nominee holder.
The online meeting will begin promptly at 10:00 a.m. EDT. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:45 a.m. EDT and you should allow approximately 15 minutes for the online check-in procedures.
If you wish to submit a question for the Annual Meeting, you may do so in advance at www.virtualshareholdermeeting.com/EGLE2023, or you may type it into the dialog box provided at any point during the virtual meeting (until the floor is closed to questions).
Who is entitled to vote at the Annual Meeting?
The Board of Directors has fixed the close of business on April 25, 2023 as the Record Date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. Only shareholders of record at the close of business on that date will be entitled to vote at the Annual Meeting or any adjournments or postponements thereof. As of the Record Date, 13,711,744 shares of Common Stock were issued and outstanding and entitled to vote.
What if I have trouble participating in the Annual Meeting?
The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong Wi-Fi connection wherever they intend to participate in the meeting. We encourage you to access the meeting prior to the start time. Please allow ample time for online check-in, which will begin at 9:45 a.m. EDT. If you encounter any difficulties accessing the virtual meeting during the check-in time or during the annual meeting, please call the technical support number that will be posted on www.virtualshareholdermeeting.com/EGLE2023.

How can I submit questions?
If you wish to submit a question, you may do so in a few ways. If you want to ask a question before the meeting, you may do so at www.proxyvote.com. You may also access copies of our Proxy Materials at www.proxyvote.com. If you want to submit your question during the Annual Meeting, you may submit your question by logging into the virtual meeting platform at www.virtualshareholdermeeting.com/EGLE2023 and typing your question into the “Ask a Question” field. Alternatively, a telephone number will be included on the virtual meeting platform and you may ask a question by calling that number.
How many votes do I have?
Each share of Common Stock outstanding on the Record Date will be entitled to one vote on each matter submitted to a vote of the shareholders, including the election of Directors. Cumulative voting by shareholders is not permitted.
What are the Board of Directors’ voting recommendations?
The Board of Directors recommends that you vote:
1.“FOR” the nominees of the Board of Directors in the election of Directors;
2.“FOR” the ratification of the appointment of Deloitte & Touche as the Company’s independent registered public accounting firm for the Company’s fiscal year 2023;
3.“FOR” the approval, on an advisory, non-binding basis, of the compensation of our named executive officers; and
4.for the recommendation, on a non-binding basis, of “ONE YEAR” as the frequency of future advisory shareholder votes on the compensation of our named executive officers.
How can I vote my shares?
If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the shareholder of record. As the shareholder of record, you will be able to attend the Annual Meeting and vote your shares during the Annual Meeting by going to www.virtualshareholdermeeting.com/EGLE2023 and using the 16-digit control number included with these Proxy Materials.
You may also vote by proxy, whether or not you attend the Annual Meeting, as follows:
1.by mail - If you are a shareholder of record, you may submit your proxy by dating and signing the proxy card that is included in the paper Proxy Materials that were mailed to you on or around May 2, 2023 and mailing it in the enclosed, postage paid envelope or, if you are a beneficial owner of shares held in street name, you may submit your proxy by filling out the voting instruction form provided by your broker, trustee or other nominee, and mailing it in the enclosed, postage paid envelope. Votes submitted by written proxy must be received by 5:00 p.m. local time on the day before the Annual Meeting.
2.by telephone or by Internet - If you have telephone or Internet access, you may submit your proxy via our electronic voting platform at www.proxyvote.com or submit a proxy by telephone at (800) 690-6903 until 11:59 p.m. local time on the day before the Annual Meeting by following the instructions provided with your Proxy Materials and on your proxy card or voting instruction form.
If your shares are held in the name of a bank, broker or other nominee (also referred to as the “holder of record”), you are considered the beneficial owner of shares held in street name. You have the right to attend the Annual Meeting, but you may not vote your shares virtually at the Annual Meeting unless you obtain a “legal proxy” from your broker, trustee or other nominee that holds your shares. The holder of record will send you instructions that should be followed carefully if you wish to obtain this legal proxy and vote these shares.
You may vote at the Annual Meeting even if you have previously submitted a proxy. If you require further information on how to attend the Annual Meeting virtually, please send a written request to Constantine (Costa) Tsoutsoplides, Secretary of Eagle Bulk Shipping Inc., at 300 First Stamford Place, 5th Floor, Stamford, Connecticut 06902.

If I am the beneficial owner of shares held in “street name” by my broker, will my broker automatically vote my shares for me?
Rules applicable to broker-dealers grant your broker discretionary authority to vote your shares without receiving your instructions on certain “routine” matters, including the ratification of the independent registered public accounting firm (Proposal No. 2). The proposal concerning the election of the Director nominees to the Board of Directors (Proposal No. 1), the proposal concerning the approval, on an advisory, non-binding basis, of the compensation of our named executive officers (Proposal No. 3), the proposal concerning the non-binding recommendation on the frequency of future advisory shareholder votes on the compensation of our named executive officers (Proposal No. 4) and any other business properly presented at the Annual Meeting are non-routine matters. As a result, your broker does not have discretionary authority to vote your shares on these matters on your behalf without receiving specific voting instructions from you.
How will my voting instructions be treated?
If you provide specific voting instructions, your shares will be voted as instructed.
If you hold shares as the shareholder of record and sign and return a proxy card or vote by telephone or Internet without giving specific voting instructions, then your shares will be voted as recommended by our Board of Directors, as described in greater detail under the section “What are the Board of Directors’ voting recommendations?” above.
If you are the beneficial owner of shares held through a broker, trustee or other nominee, and you do not give instructions to that nominee on how you want your shares voted, then generally your nominee can vote your shares on certain “routine” matters. At our Annual Meeting, only Proposal No. 2 is considered routine, which means that your broker, trustee or other nominee can vote your shares on Proposal No. 2.
If you are the beneficial owner of shares held through a broker, trustee or other nominee, and that nominee does not have discretion to vote your shares on a particular proposal and you do not give your broker instructions on how to vote your shares, then the votes will be considered broker non-votes. A broker “non-vote” will be treated as unvoted for purposes of determining approval for the proposal and will have the effect of neither a vote for nor a vote against the proposal.
What are the quorum and voting requirements to elect Directors and approve the other proposals described in the proxy statement?
In order to take action on the matters scheduled for a vote at the Annual Meeting, a quorum (a majority of the aggregate number of shares of Common Stock outstanding and entitled to vote as of the Record Date for the Annual Meeting) must be present in person (by attending the virtual Annual Meeting) or by proxy.
Proposal No. 1, concerning the election of the Director nominees to the Board of Directors, requires the affirmative vote of a plurality of the shares of Common Stock present in person at the Annual Meeting (by attending the Annual Meeting virtually) or represented by proxy at the Annual Meeting and entitled to vote on such matters. Shareholders may either vote “FOR” or to “WITHHOLD” their vote for a Director nominee. All elections of Directors will be determined by a plurality of the votes cast.
Proposal No. 2, concerning the ratification of the appointment of Deloitte & Touche as the Company’s independent registered public accounting firm for fiscal year 2023, Proposal No. 3, concerning the approval, on an advisory, non-binding basis, of the compensation of our named executive officers and any other business properly presented at the Annual Meeting, requires the affirmative vote of a majority of the shares present at the Annual Meeting in person (by attending the Annual Meeting virtually) or represented by proxy at the Annual Meeting and entitled to vote on such matters. For each of these proposals, shareholders may vote “FOR” the proposal, “AGAINST” the proposal, or “ABSTAIN” from voting.
Proposal No. 4, concerning the non-binding recommendation on the frequency of future advisory shareholder votes on the compensation of our named executive officers, requires the affirmative vote of a plurality of the shares present at the Annual Meeting in person (by attending the Annual Meeting virtually) or represented by proxy at the Annual Meeting and entitled to vote on such matters. Shareholders may select “ONE YEAR”, “TWO YEARS”, “THREE YEARS” or “ABSTAIN” as their preference for Proposal No. 4. The option of “ONE YEAR”, “TWO YEARS” or “THREE YEARS” that receives the greatest number of votes will be considered the frequency recommended by the shareholders.

What is the “plurality” standard and how does a “withhold” affect the vote?
With respect to Proposal No. 1, concerning the election of the Director nominees to the Board of Directors, the “plurality” standard means that the nominees who receive the greatest number of “for” votes cast are elected as Directors. Thus, the number of shares not voted for the election of a nominee (and the number of “withhold” votes cast with respect to that nominee) will not affect the determination of whether that nominee has received the necessary votes for election. Proxies may not be voted for more than seven Directors and shareholders may not cumulate votes in the election of Directors. With respect to Proposal No. 4, concerning the non-binding recommendation on the frequency of executive compensation votes, the “plurality” standard means that whichever frequency receives the greatest number of votes cast is the recommendation of the shareholders.
What is an “abstention” and how would it affect the vote?
An “abstention” occurs when a shareholder sends in a proxy with explicit instructions to decline to vote regarding a particular matter. Because abstentions are treated as shares of Common Stock present for purposes of determining a quorum and because Proposal No. 2, concerning the ratification of the appointment of Deloitte & Touche as the Company’s independent registered public accounting firm for fiscal year 2023 and Proposal No. 3, concerning the approval, on an advisory, non-binding basis, of the compensation of our named executive officers requires the affirmative vote of a majority of the shares of Common Stock in attendance at the virtual Annual Meeting or by proxy and entitled to vote at the Annual Meeting for approval of such matters, abstaining has the same effect as a vote “AGAINST” such proposals. The advisory vote to recommend the frequency of the shareholder advisory vote on our executive compensation will be determined by whichever frequency receives the greatest number of votes cast, and accordingly, abstentions will have no effect on Proposal No. 4.
What is a broker “non-vote” and how would it affect the vote?
A broker non-vote occurs when a broker or other nominee who holds shares for another person does not vote on a particular proposal because that holder does not have discretionary voting power for the proposal and has not received voting instructions from the beneficial owner of the shares. Under rules applicable to broker-dealers, Proposal No. 2, concerning the appointment of Deloitte & Touche as the Company’s independent registered public accounting firm for the Company’s fiscal year 2023 is an item on which brokerage firms may vote in their discretion on behalf of their clients, even if such clients have not furnished voting instructions. Thus, there will be no broker “non-votes” on Proposal No. 2. Brokerage firms may not vote with respect to Proposals No. 1, No. 3 or No. 4 without their clients having furnished voting instructions. Thus, there may be broker “non-votes” with respect to Proposals No. 1, No. 3 or No. 4, but they will have no effect on the results of Proposals No. 1, No. 3 or No. 4.
Who will count the votes?
The Company’s proxy processor and tabulator, Broadridge Financial Solutions, Inc., will serve as proxy tabulator and count the votes. The results will be certified by the inspectors of election.
Could other matters be decided at the Annual Meeting?
At this time, we are unaware of any matters, other than as set forth above, that may properly come before the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the proxy, or their duly constituted substitutes acting at the Annual Meeting or any adjournment or postponement of the Annual Meeting, will be deemed authorized to vote or otherwise act on such matters in accordance with their judgment.
How can I change my vote?
Any person signing a proxy card in the form to be mailed to you on or about May 2, 2023, has the power to revoke it prior to the Annual Meeting or at the Annual Meeting prior to the vote. A proxy may be revoked by any of the following methods:
1.by writing a letter delivered to Costa Tsoutsoplides, Secretary of Eagle Bulk Shipping, 300 First Stamford Place, 5th Floor, Stamford, Connecticut 06902, stating that the proxy is revoked;
2.by submitting in writing, by telephone or Internet another proxy with a later date; or
3.by voting in person at the Annual Meeting (by attending the Annual Meeting virtually).

Who will conduct the proxy solicitation and how much will it cost?
We will pay the costs relating to this proxy statement, the proxy solicitation and the Annual Meeting. We may reimburse brokerage firms and other persons representing beneficial owners of shares held in street name for their expenses in forwarding solicitation material to beneficial owners. Directors, officers and employees may also solicit proxies. They will not receive any additional pay for the solicitation.

CORPORATE GOVERNANCE
Overview of Corporate Governance
Integrity, responsibility and forward-thinking are three of the Company’s values which form the foundation of our corporate governance philosophy. We believe a strong governance structure is critical to achieve positive results in all aspects of our operations.
Key elements of the Company’s corporate governance program include:
•Requirement that the majority of Directors be independent (including all members of the Audit Committee);
•Annual Director elections;
•Annual performance evaluations of Directors and Committees;
•Regular executive sessions of the Board of Directors without management present;
•Single-class stock (one-share, one-vote);
•Right of shareholders beneficially owning at least 15% of the Common Stock to call special meetings;
•Restrictions on over-boarding;
•No hedging or pledging of Common Stock by directors, executives or employees; and
•Strong corporate governance guidelines.
The Board of Directors has adopted our Corporate Governance Guidelines as a way to reinforce its commitment to sound governance practices and policies. These Corporate Governance Guidelines include provisions concerning the following:
•Role and responsibilities of the Board of Directors and its committees;
•Size of the Board of Directors;
•Selection, qualifications, independence, responsibilities, tenure and compensation of Directors;
•Other directorships;
•Board of Directors meetings and agendas;
•Director access to management and advisors;
•Executive sessions of independent Directors;
•Director orientation and education;
•Annual performance evaluations of the Board of Directors and its committees;
•Succession planning;
•Shareholder and third-party communications with the Board of Directors;
•Communications by the Board of Directors with third parties;
•Confidentiality; and
•Political Contributions and Activities.
Our Corporate Governance Guidelines is posted on our website at ir.eagleships.com/governance and is available in print upon request to Eagle Bulk Shipping Inc., 300 First Stamford Place, 5th Floor, Stamford, Connecticut 06902.

Director Independence
Annually, the Board of Directors reviews and determines the independence of each Director. Directors have an affirmative obligation to promptly inform the Board of Directors of changes in their circumstances or any transactions or relationships that may impact their designation by the Board of Directors as independent.
The Board of Directors affirmatively determined that the following Directors, including each Director serving on the Audit Committee, the Compensation Committee and the Nominating and ESG Committee (as defined below), is independent under applicable New York Stock Exchange (“NYSE”) and SEC rules for committee members: A. Kate Blankenship, Randee E. Day, Justin A. Knowles, Paul M. Leand, Jr., Bart Veldhuizen and Gary Weston.
There is no family relationship between any of the Director nominees or executive officers of the Company.
Director Terms
The Directors serve until the next Annual Meeting of Shareholders or until their office shall otherwise be vacated pursuant to our By-laws.
Code of Ethics
The Company’s Code of Ethics, which applies to our Directors, executive officers and employees, is available on our website at ir.eagleships.com/governance and copies are available in print upon request to Eagle Bulk Shipping Inc., 300 First Stamford Place, 5th Floor, Stamford, Connecticut 06902. The Company intends to satisfy any disclosure requirements regarding any amendment to, or waiver from, a provision of this Code of Ethics by posting such information on the Company’s website within four business days after such amendment or waiver.
The Board of Directors
Board of Directors Leadership Structure
We recognize that different Board of Directors leadership structures may be appropriate for the Company during different periods of time and under different circumstances. We believe that our current Board of Directors leadership structure is suitable for us because it allows us to consider a broad range of opinions in the course of our Board of Directors deliberations, including those with knowledge of the Company’s day-to-day operations and business strategy, as well as those with an experienced independent viewpoint.
Our Board of Directors has determined that the Company should maintain separate roles for our Chairman of the Board of Directors and Chief Executive Officer. We believe this leadership structure is currently in the best interests of the Company and our shareholders, is appropriate given the particular expertise and strengths of our Chairman and Chief Executive Officer and allows the individuals to focus on their primary roles. We separate the roles of Chairman and Chief Executive Officer in recognition of the differences between the two roles. Our Chief Executive Officer has the general responsibility for implementing the policies of the Company and for the management of the day-to-day business and affairs of the Company. Our Chairman has been closely involved with the Company since 2014. Given his unique knowledge, experience and relationship with the Board of Directors, we believe his continued service as Chairman provides significant value to the Company and its shareholders, and that it is beneficial for our Chairman to lead our Board of Directors members as they provide leadership to our management team. In addition, our Chairman contributes significantly to developing and implementing our strategy; facilitating communication among the Directors; developing Board of Directors meeting agendas in consultation with management; and presiding at Board of Directors and shareholder meetings. We believe that having a separate Chairman creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board of Directors to monitor whether management’s actions are in the best interests of the Company and our shareholders. As a result, we believe that having a separate Chairman can enhance the effectiveness of the Board of Directors as a whole.
Our corporate governance guidelines provide the flexibility for our Board of Directors to modify or continue our leadership structure in the future, as it deems appropriate.

The Role of the Board of Directors in Risk Oversight
Senior management is responsible for assessing and managing the Company’s various exposures to risk on a day-to-day basis, including the creation of appropriate risk management programs and policies. The Company has developed a consistent, systemic and integrated approach to risk management to help determine how best to identify, manage and mitigate significant risks throughout the Company.
The Board of Directors is responsible for overseeing management in the execution of its responsibilities, including assessing the Company’s approach to risk management. The Board of Directors exercises these responsibilities periodically as part of its meetings and also through three of its committees, each of which examines various components of enterprise risk as part of its responsibilities. The Audit Committee has primary responsibility for addressing risks relating to financial matters, particularly financial reporting, accounting practices and policies, disclosure controls and procedures and internal control over financial reporting. The Nominating and ESG Committee oversees risks associated with the independence of the Board of Directors and succession planning. The Compensation Committee has primary responsibility for risks and exposures associated with the Company’s compensation policies, plans and practices, regarding both executive compensation and the compensation structure generally, including whether it provides appropriate incentives that do not encourage excessive risk taking.
An overall review of risk is inherent in the Board of Directors’ evaluation of the Company’s long-term strategies and other matters presented to the Board of Directors. The Board of Directors’ role in risk oversight of the Company is consistent with the Company’s leadership structure; the Chief Executive Officer and other members of senior management are responsible for assessing and managing the Company’s risk exposure, and the Board of Directors and its committees provide oversight in connection with those efforts.
Our Board of Directors
Our Board of Directors is currently comprised of the following seven members: Paul M. Leand, Jr. (Chairman), A. Kate Blankenship, Randee E. Day, Justin A. Knowles, Bart Veldhuizen, Gary Weston and Gary Vogel (CEO).
During 2022, the Board of Directors held thirteen meetings. Each Director (except for A. Kate Blankenship, who was appointed to the Board of Directors in January 2023) attended each of the meetings of the Board of Directors. The Board of Directors also met in executive session eight times during 2022.
Directors are invited to attend the 2023 Annual Meeting. Each Director who served the Company as of the date of the Company’s 2022 Annual Meeting of Shareholders attended the meeting.

A summary of the relevant knowledge, skills and experience of each member of our Board of Directors that contributed to the conclusion that such person should serve as a Director, as well as certain demographic information, is presented below:
In addition to the knowledge, skills and experience highlighted above, relevant biographical information for each of the current members of the Board of Directors that contributed to the conclusion that such person should serve as a Director is as follows:
Paul M. Leand, Jr., age 56, is the Chairman of our Board of Directors, for which he has served as a Director since November 2014. Mr. Leand is the Chief Executive Officer of AMA Capital Partners LLC, a merchant banking partnership exclusively focused on the transportation, energy and offshore industries. Mr. Leand has extensive experience with high yield issuer restructurings and M&A transactions within the transportation, energy and offshore industries. Mr. Leand previously served as a director of Golar LNG Partners LP, Lloyd Fonds AG, North Atlantic Drilling, Seadrill Ltd. and Ship Finance International Ltd. Mr. Leand holds a BS/BA from Boston University’s School of Management.
A. Kate Blankenship, age 58, has served as a Director of the Company since January 2023. Ms. Blankenship was the Chief Accounting Officer and Company Secretary of Frontline Ltd., (NYSE: FRO), one of the largest crude oil tanker owners in the world. Ms. Blankenship currently serves as a director of 2020 Bulkers Ltd. (Börse Frankfurt), a director and audit committee member of International Seaways, Inc. (NYSE: INSW) and a director and chair of the audit committee of Borr Drilling Limited (NYSE: BORR). Ms. Blankenship previously served as director and audit committee member of numerous other companies including North Atlantic Drilling Ltd., Archer Limited, Golden Ocean Group Limited, Frontline Ltd., Avance Gas Holding Ltd, Ship Finance International Limited, Golar LNG Limited, Golar LNG Partners LP, Seadrill Limited and Seadrill Partners LLC. Ms. Blankenship is a member of the Institute of Chartered Accountants in England and Wales and graduated from the University of Birmingham with a Bachelor of Commerce in 1986.

Randee E. Day, age 75, has served as a Director of the Company since November 2014 and chairs our Compensation Committee. Ms. Day also chaired our then-named Nominating and Governance Committee from 2015 to 2021. Ms. Day is President and Chief Executive Officer of Day & Partners, LLC, a specialized advisory firm focused on the maritime and offshore industries. Ms. Day served as interim President of the Company from February 2014 through March 2015. In addition, Ms. Day was interim CEO of DHT Maritime, Inc. (NYSE: DHT), an owner/operator of crude oil tankers, Managing Director of the Seabury Group, a transportation advisory firm, Senior Advisor to Goldin Associates, LLC, a specialized restructuring firm and Division Head of JPMorgan’s shipping group in New York. Ms. Day currently serves as a director, human resources and compensation committee member and chairs the audit committee of International Seaways Inc. (NYSE: INSW). Ms. Day previously served as a director of TBS International Ltd., DHT Maritime, Inc., Ocean Rig ASA, Excel Maritime Carriers Ltd. and Tidewater Inc. Ms. Day holds a B.A. from the School of International Relations at the University of Southern California. Ms. Day is a graduate of the Senior Executive Program in International and National Security at the Harvard Kennedy School and a graduate of the Directors College at Stanford University. Ms. Day is also a director of the American-Georgian Business Council in Washington, D.C., which is the official trade council between the U.S. and the Republic of Georgia.
Justin A. Knowles, age 54, has served as a Director of the Company since November 2014 and chairs our Audit Committee. Mr. Knowles founded and operates Dean Marine Advisers Ltd., a United Kingdom-based shipping finance consultancy that provides strategic advice on shipping projects and investments to financial institutions and ship owners. Mr. Knowles previously spent 13 years in a variety of senior roles within the Bank of Scotland’s shipping team, in both loan origination and debt restructure/work-out units, working with a wide variety of public and private shipping companies. Mr. Knowles graduated from the University of Edinburgh in 1990 with a M.A. Hons in Accounting and Economics before joining Ernst & Young, where he trained and qualified as a Chartered Accountant. Mr. Knowles is a member of the Institute of Chartered Accountants of Scotland.
Bart Veldhuizen, age 56, has served as a Director of the Company since November 2014. Mr. Veldhuizen founded and operates Aquarius Maritime Capital Ltd, an advisory firm specializing in shipping investments in both the credit and hard asset classes. Mr. Veldhuizen was on the Board of Managing Directors of DVB Bank SE where he was responsible for the bank’s shipping and offshore franchises, was the Managing Director and Head of Shipping of Lloyds Banking Group plc where he managed the combined Lloyds Bank and Bank of Scotland’s shipping loan and lease portfolio and previously worked at NIBC Bank, a Dutch-based merchant bank, Smit International, a publicly listed maritime service provider, DVB Bank SE as a shipping banker and Van Ommeren Shipping, a publicly listed shipping and storage company. Mr. Veldhuizen previously served as a director of Seadrill Partners LLC, Golar LNG Partners LP, and Diamond S Shipping Inc. Mr. Veldhuizen holds a degree in Business Economics from the Erasmus University in Rotterdam, the Netherlands.
Gary Vogel, age 57, has served as Chief Executive Officer and Director of the Company since September 2015. Prior to joining our Company, Mr. Vogel was chief executive officer, partner and director of Clipper Group Ltd., a Copenhagen-based ship-owning and operating company, chief executive officer of Clipper Bulk, a division of Clipper Group Ltd. and president of Van Ommeren Bulk Shipping (USA), Inc. Mr. Vogel currently serves as a director of SFL Corporation Ltd (NYSE: SFL). Mr. Vogel graduated from the U.S. Merchant Marine Academy with a Bachelor of Science in Marine Transportation as well as with a U.S. Coast Guard Unlimited Tonnage 3rd Officers License and previously served as an officer in the U.S. Naval Reserve. Mr. Vogel currently serves on the Lloyd’s Register North America Advisory Committee. Mr. Vogel was also a former board member of the American Institute for International Steel.
Gary Weston, age 66, has served as a Director of the Company since November 2014 and chairs our Nominating and ESG Committee. Mr. Weston also chaired our Compensation Committee from 2017 to 2021. Mr. Weston was previously the Executive Chairman and Chief Executive Officer of C Transport Maritime S.A.M., a provider of commercial, operational, technical and logistical management of drybulk vessels. Mr. Weston was also a director and Chief Executive Officer of various affiliated companies controlled by the Ceres Group of Companies, including CBC Holdings Ltd., DryLog Ltd., Carras Ltd. and Tara Ltd. Prior to that, Mr. Weston was the Executive Chairman of H. Clarkson & Co. Ltd. and Chief Executive Officer of Clarksons PLC, the world’s largest shipbroker and a leading provider of integrated shipping services. Mr. Weston currently serves as a non-executive director and member of the Audit, Compensation and Finance Committees of Wah Kwong Transport Holdings Limited, a privately-owned shipping company and previously served as a non-executive director and a member of the Audit, Regulatory and Risk Committee of the United Kingdom Freight Demurrage and Defence Association Limited, a leading provider of legal defense services in the shipping industry. Mr. Weston is a member of the Chartered Institute of Logistics and Transport. He received a B.Sc. in Maritime Studies from the University of Wales, in Cardiff.
Executive Sessions
Consistent with our corporate governance guidelines, the non-employee Directors of the Board of Directors regularly hold executive sessions. The Audit Committee, in accordance with its charter, meets separately with our executives at regular intervals or as otherwise deemed appropriate throughout the year to review our financial affairs, and meets separately in sessions with the independent auditors at such times as the Audit Committee deems appropriate to fulfill its responsibilities under its charter. The independent Directors met in executive sessions eight times during 2022.
Committees of the Board of Directors
The Board of Directors has a standing Audit Committee (the “Audit Committee”), Compensation Committee (the “Compensation Committee”) and Nominating and Environmental, Social and Governance Committee (the “Nominating and ESG Committee”), the respective members and functions of which are described below. Current charters describing the nature and scope of the responsibilities of each of the Audit Committee, Compensation Committee and Nominating and ESG Committee are posted on our website at ir.eagleships.com/governance and are available in print upon request to Eagle Bulk Shipping Inc., 300 First Stamford Place, 5th Floor, Stamford, Connecticut 06902. In accordance with our Corporate Governance Guidelines, each of the committees of the Board of Directors, under the direction of the Nominating and ESG Committee, annually conducts an evaluation of its performance and effectiveness.
A summary of the composition of the committees of the Board of Directors is as follows:

Name	Audit Committee	Compensation Committee	Nominating and ESG Committee
A. Kate Blankenship
Randee E. Day	✓	✓
Justin A. Knowles	✓
Paul M. Leand, Jr.		✓	✓
Bart Veldhuizen		✓	✓
Gary Vogel
Gary Weston	✓		✓
Meetings Held During 2022	Six	Fifteen	Four
Audit Committee
The Company’s Audit Committee is comprised of Justin A. Knowles (Chair), Randee E. Day and Gary Weston, each of whom qualifies as independent under the applicable NYSE listing rules and SEC rules. The Board of Directors has determined that each of Justin A. Knowles and Randee E. Day is an audit committee “financial expert” as such term is defined in applicable SEC rules, and has financial management expertise in satisfaction of Rule 303A.07 of the NYSE Listed Company Manual.
As directed by its written charter, the Audit Committee is responsible for, among other duties, the following:
•Appointing and overseeing the work of, and relationship with, the independent auditors, including reviewing their formal written statement describing the Company’s internal quality-control procedures and any material issues raised by the internal quality-control review or peer review of the Company or any inquiry or investigation by governmental or professional authorities and their formal written statement regarding auditor independence;
•Reviewing and discussing with management and the independent auditors:
◦The Company’s annual audited financial statements and quarterly financial statements;
◦Significant financial reporting issues and judgments made in connection with the preparation and audit of the Company’s financial statements; and
◦The Company’s relationships and transactions with related parties, including the Company’s policies, controls, procedures and practices regarding the identification of, accounting for, and disclosure of its relationships and transactions with related parties;
•Preparing annually a report to be included in the Company’s definitive proxy statement;
•Providing oversight of the Company’s accounting and financial reporting principles, policies, controls, procedures and practices; and

•Reviewing and discussing with management, at least quarterly, the Company’s major risk exposures, including risks related to information systems, information security, data privacy and cybersecurity, the Company’s risk assessment and risk management programs and management’s procedures and practices to monitor and control such exposures.
Compensation Committee
The Company’s Compensation Committee is comprised of Randee E. Day (Chair), Paul M. Leand, Jr. and Bart Veldhuizen, each of whom qualifies as independent under the applicable NYSE listing rules and SEC rules.
As directed by its written charter, the Compensation Committee is responsible for, among other duties, the following:
•Making recommendations to the Board of Directors as to the Company’s general compensation philosophy and objectives;
•Reviewing and approving those corporate goals and objectives established by the Board of Directors that are relevant to the compensation of the Company’s Chief Executive Officer;
•Evaluating the performance of and determining and approving compensation, including benefits and perquisites, of the Company’s Chief Executive Officer and other executive officers;
•Reviewing and approving employment, severance or change of control agreements relating to the Company’s Chief Executive Officer and other executive officers;
•Administering the Company’s incentive compensation and equity-based plans;
•Reviewing and recommending the Compensation Discussion and Analysis to the Board of Directors for inclusion in the Company’s Annual Report on Form 10-K and proxy statement for the Annual Meeting of Shareholders; and
•Reviewing and making recommendations to the Board of Directors as to compensation of non-employee directors.
The Company’s executive compensation is determined by the Compensation Committee. Although not required under the Compensation Committee’s charter (the “Compensation Committee Charter”), the Company’s executive compensation for 2023 has been ratified by the unanimous consent of the Board of Directors. The Compensation Committee Charter is available on our website at ir.eagleships.com/governance.
Role of the Compensation Consultant
In accordance with the Compensation Committee Charter, the Compensation Committee has the authority to engage, retain and terminate one or more compensation consultants. The Compensation Committee also has the sole authority to approve the fees of such consultants. For 2022, the Compensation Committee engaged ClearBridge Compensation Group LLC (“ClearBridge”) as its independent compensation consultant. ClearBridge reports directly to the Compensation Committee, although its representatives may also meet with management from time to time. The Compensation Committee did not direct ClearBridge to perform its services in any particular manner or under any particular method.
Services performed by ClearBridge for the Compensation Committee include but are not limited to:
1.analysis and recommendations of peer group companies for compensation benchmarking purposes;
2.preparation of competitive benchmarking reviews regarding all elements of executive compensation;
3.review of recommended cash bonuses to be paid to named executive officers;
4.review of recommended equity awards to be granted to named executive officers;
5.review of non-employee director compensation program;
6.preparation of a compensation program risk assessment;
7.evaluation of compensation program design; and

8.analysis of current trends in executive compensation and updates regarding applicable legislative and governance activity.
The Compensation Committee determined that the services provided by ClearBridge to the Compensation Committee did not give rise to any conflicts of interest. The Compensation Committee made this determination by assessing the independence of ClearBridge under the applicable rules adopted by the SEC and under the NYSE Listed Company Manual. In making this assessment, the Compensation Committee also considered ClearBridge's written correspondence to the Compensation Committee that affirmed the independence of ClearBridge and the consultants and employees who provide services to the Compensation Committee on executive compensation matters.
Nominating and Environmental, Social and Governance Committee
The Company’s Nominating and ESG Committee (formerly known as the Nominating and Governance Committee) is comprised of Gary Weston (Chair), Paul M. Leand, Jr. and Bart Veldhuizen, each of whom qualifies as independent under the applicable NYSE listing rules and SEC rules.
As directed by its written charter, the Nominating and ESG Committee is responsible for, among other duties, the following:
•Identifying and evaluating qualified individuals consistent with Board-approved criteria to become members of the Board of Directors;
•Recommending to the Board nominees for election by shareholders at meetings of shareholders as well as nominees to fill any vacancies or newly created directorships;
•Considering nominees duly recommended by shareholders for election to the Board of Directors;
•Evaluating annually the independence of each member of the Board of Directors under applicable NYSE listing rules and SEC rules;
•Conducting and overseeing the annual self-evaluations for the Board of Directors and each of its committees and reporting such results to the Board of Directors;
•Reviewing and discussing with the Board and management:
◦The Company’s strategy, policies and practices regarding environmental, social and governance (“ESG”) matters;
◦Targets and goals with respect to ESG matters as well as the Company’s performance with respect to the achievement of such goals; and
•Reviewing the Company’s Corporate ESG Sustainability Report; and
•Overseeing and reviewing and discussing with management the Company’s corporate governance practices and procedures and recommending such disclosures for inclusion in the Company’s proxy statement or annual report on Form 10-K.
Nomination of Directors
Nominees for our Board of Directors are selected by the Board of Directors based upon the recommendation of the Nominating and ESG Committee in accordance with the responsibilities set forth in the Nominating and ESG Committee’s charter and our corporate governance guidelines. In evaluating the suitability of candidates, the Board of Directors and the Nominating and ESG Committee take into account many factors, including the nominee’s judgment, experience, independence, character, business acumen and such other factors as the Nominating and ESG Committee concludes are pertinent in light of the current needs of the Board of Directors. The Board of Directors believes that an important factor in its composition is diversity with respect to viewpoint, including such that is held by candidates of different gender, race, ethnicity, background, age, thought and tenure on our board (in connection with the consideration of the renomination of an existing director). To reflect this determination, the Nominating and ESG Committee seeks to include diverse candidates in all director searches, taking into account the foregoing diversity considerations, including by affirmatively instructing any search firm retained to assist the Nominating and ESG Committee in identifying director candidates to seek to include diverse candidates from traditional and nontraditional candidate groups. The Nominating and ESG Committee also takes into account, as an important factor, considerations of diversity in connection with each potential director nominee, as well as on a periodic basis in connection with its periodic review of the composition of the board and the size of the board as a whole. Additionally, directors should be persons of good character and thus should generally have the personal characteristics of integrity, accountability, judgment, responsibility, high performance standards, commitment, enthusiasm, and courage to express his or her views. The Nominating and ESG Committee examines a candidate’s specific experiences and skills, time availability in light of other commitments, potential conflicts of interest and independence from management and the Company.
In addition to using search firms, the Nominating and ESG Committee may identify potential candidates by asking current Directors and executive officers to notify the Nominating and ESG Committee if they become aware of persons meeting the criteria described above, who might have an interest in serving as a Director.
Shareholders may recommend qualified persons for consideration by the Nominating and ESG Committee. The Nominating and ESG Committee’s evaluation process does not vary based on whether or not a candidate is recommended by a shareholder. A shareholder making such a recommendation must follow the requirements pursuant to our By-laws and submit the same information required to be included by the Company in its definitive proxy statement with respect to nominees of the Board of Directors. Shareholder recommendations should be submitted in writing, addressed to: Costa Tsoutsoplides, Secretary of Eagle Bulk Shipping Inc., 300 First Stamford Place, 5th Floor, Stamford, Connecticut 06902.
Communications with the Board of Directors
Shareholders and other interested parties may communicate with members of the Board of Directors, including reporting any concerns related to governance, corporate conduct, business ethics, financial practices, legal issues and accounting or audit matters in writing addressed to the Board of Directors, or any such individual Director or group or committee of Directors by either name or title, in care of: Costa Tsoutsoplides, Secretary of Eagle Bulk Shipping Inc., 300 First Stamford Place, 5th Floor, Stamford, Connecticut 06902.
All communications received as set forth above will be opened by the office of our Secretary for the sole purpose of determining whether the contents represent a message to our Directors. Materials that are unrelated to the duties and responsibilities of the Board of Directors, such as solicitations, resumes and other forms of job inquiries, surveys and individual customer complaints, or materials that are unduly hostile, threatening, illegal or similarly unsuitable will not be distributed, but will be made available upon request to the Board of Directors, a committee of the Board of Directors or individual Directors as appropriate, depending on the facts and circumstances outlined in the communication.
Related Person Transaction Approval Policy and Transactions
It is the Company’s policy to enter into or approve “Related Person Transactions” only when the Board of Directors, acting through the Audit Committee, determines that the Related Person Transaction in question is in, or is not inconsistent with, the best interests of the Company and its shareholders. A “Related Person Transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company is, was or will be a participant and the amount involved exceeds the lesser of $120,000 or 1% of the average of our total assets as of the two most recently completed fiscal years, and in which any “Related Person” (as defined in relevant SEC rules) had, has or will have a direct or indirect material interest. A Related Person Transaction includes, but is not limited to, situations where the Company may obtain products or services of a nature, quantity or quality, or on other terms, that are not readily available from alternative sources or when the Company provides products or services to Related Persons on an arm’s length basis on terms comparable to those provided to unrelated third parties or on terms comparable to those provided to employees generally. The transactions discussed below were entered into in accordance with the terms of the Company’s Related Persons Transactions policy.
Registration Rights Agreement
On May 13, 2016, the Company entered into an Amended and Restated Registration Rights Agreement (the “A&R Registration Rights Agreement”) with OCM (as defined below) (and its respective affiliates), which the A&R Registration Rights Agreement provides, among other things, demand and piggyback registration rights with respect to certain securities of the Company, subject to the requirement that such securities qualify as Registrable Securities, as defined therein. See “Security Ownership of Certain Beneficial Owners and Management” for additional information relating to OCM’s ownership of the Company’s securities.

EXECUTIVE OFFICERS
Executive officers are elected by and serve at the discretion of the Board of Directors and shall be a President (or Chief Executive Officer), a Secretary and a Treasurer (or Chief Financial Officer). Set forth below is biographical information regarding our current executive officers (not including any executive officer who is also a nominee for election as a Director, for whom information is set forth under the heading “Our Board of Directors” above).
Frank De Costanzo, age 60, served as Chief Financial Officer and Secretary of the Company from September 2016 to March 2023. Mr. De Costanzo will continue to serve as an advisor to the Board of Directors until December 31, 2023. Mr. De Costanzo brings more than 37 years of banking, finance, public company and related leadership experience, with a focus on commodity and related markets. Prior to joining the Company, Mr. De Costanzo served as Senior Vice President and Chief Financial Officer of the Catalyst Paper Corporation, one of North America’s largest pulp and paper companies. Mr. De Costanzo also served as Vice President and Global Treasurer at Kinross Gold Corporation, one of the world’s largest precious metals mining companies, from September 2010 to June 2015. Earlier in his career, he served in positions of increasing responsibility at Pitney Bowes Inc., including Assistant Treasurer, Director of Internal Audit and Finance Director, International, for Pitney Bowes Software. He also worked at The Dai-Ichi Kangyo Bank (now part of the Mizuho Financial Group) and the Union Bank of Switzerland. Mr. De Costanzo earned a B.S. in Finance from Providence College and an Executive MBA from the University of Connecticut.
Constantine (Costa) Tsoutsoplides, age 46, was promoted to Chief Financial Officer on April 1, 2023. He previously served as the Company’s Chief Strategy Officer since 2021 and before this, held various positions of increasing responsibility within the corporate finance and strategy groups since joining the Company in 2010. Mr. Tsoutsoplides previously served as Treasurer of Delphin Shipping LLC, a private equity (Kelso & Co.) -backed investment company focused on the maritime industry. And prior to this, he spent a total of eight years at Citigroup as a Vice President in Foreign Exchange Corporate Sales, and earlier, as an Associate in High Yield Bond Sales. Mr. Tsoutsoplides brings over 25 years of experience in shipping, corporate strategy, investing/M&A, financial restructuring, banking, capital markets, and investor relations. Mr. Tsoutsoplides holds an M.B.A. in Finance from New York University’s Stern School of Business, a B.A. in Economics from Boston University and is a CFA charterholder.
Mr. Tsoutsoplides was not a named executive officer of the Company during 2020, 2021 or 2022.

COMPENSATION DISCUSSION AND ANALYSIS
Overview of Our Executive Compensation Program
Primary Objectives of Our Executive Compensation Program
We believe that the leadership and proven talents of our executive team are essential for our continued success and sustained financial performance. The primary objectives of our Executive Compensation Program are to attract and retain highly qualified personnel for positions of substantial responsibility, and to provide incentives for such persons to perform to the best of their abilities, achieve our strategic objectives, enable the Company to compete effectively in the seaborne transportation industry and to promote the success of our business. Therefore, our compensation program is designed to attract, motivate and retain executives who possess the talent, leadership and commitment needed to operate our business, create and implement new opportunities, anticipate and effectively respond to new challenges, make and execute difficult decisions and to align executive compensation with Company performance and long-term shareholder value creation.
Key Policies and Practices Related to Our Executive Compensation Program
In order to align our Executive Compensation Program with the interests of shareholders and to maintain good corporate governance a summary of key policies and practices related to our Executive Compensation Program is as follows:
•Our Compensation Committee, which is composed entirely of independent directors, is responsible for reviewing and approving corporate goals and objectives relevant to the compensation of the Company’s Chief Executive Officer and evaluating the performance of and approving the compensation of the Company’s executive officers;
•Our Compensation Committee directly retains an independent compensation consultant (ClearBridge) to provide guidance and support to the Compensation Committee in executing its responsibilities;
•Our Compensation Committee reviews our Executive Compensation Program annually to ensure it does not encourage unnecessary or excessive risk-taking;
•Cash incentive awards are provided under a plan with both quantitative and qualitative performance criteria without guaranteed minimum payouts;
•In recent years, our equity-based incentive awards:
◦have graded vesting schedules which span multiple years; and
◦are limited to a total number of share or share equivalents authorized under our equity plan, which requires shareholder approval to increase plan capacity;
•Dividends and dividend equivalents on unvested performance awards are subject to the same performance goals as the underlying award and will not be paid until such awards have vested and become earned;
•Employment agreements with executive officers contain clawback provisions for compensation subject to recovery under any law, government regulation or stock exchange listing requirement;
•Employment agreements with our executive officers do not contain any excise tax gross-ups;
•Executive officers are prohibited from engaging in short sales or hedging transactions with regard to equity awards or shares of the Company’s common stock;
•Executive officers are prohibited from pledging equity awards or shares of the Company’s common stock as collateral for a loan;
•Our equity plan prohibits share recycling for any equity awards tendered or withheld to satisfy either the grant or exercise price or participant’s tax withholding obligations in respect of such award; and
•Our equity plan prohibits any repricing, adjusting or amending the exercise price of any previously awarded option or stock appreciation right without the approval of our shareholders.

Risk Assessment of Compensation Policies and Practices
The Compensation Committee reviews the findings of a compensation program risk assessment performed by the independent compensation consultant. The risk assessment is performed periodically, at the direction of the Compensation Committee, when changes are made to the policies and practices of the Executive Compensation Program as well as when changes are made to the design of awards underlying the Executive Compensation Program. The risk assessment evaluates the Company’s compensation programs, policies and practices and identifies areas of risk that could encourage inappropriate risk-taking. For 2022, the Compensation Committee reviewed the findings of the risk assessment and certified their conclusion that the Company’s compensation programs do not encourage inappropriate risk-taking.
Determination of Executive Compensation Under Our Executive Compensation Program
Please refer to the section entitled “Committees of the Board of Directors—Compensation Committee” of this proxy statement for a description of the Compensation Committee, its composition and its responsibilities as directed by its written charter.
Annually, the Compensation Committee evaluates the performance of each of the Company’s Named Executive Officers or “NEOs” (as defined below) and approves changes to NEO compensation, as appropriate. As part of this process, the Compensation Committee reviews each of the elements of each NEO’s compensation, evaluates each NEO’s relative performance against the corporate goals and objectives established by the Board of Directors and determines the payout percentages associated with the variable elements of each NEO’s compensation.
In addition, on an annual basis, the Compensation Committee evaluates the Executive Compensation Program and reviews, administers and designs the Executive Compensation Program for the following fiscal year. This evaluation (i) incorporates the corporate goals and objectives established by the Board of Directors, (ii) considers whether any changes to the relative mix of elements within an NEO’s compensation package is warranted, (iii) considers whether any changes to the design of elements within the Executive Compensation Program are warranted and (iv) considers the market competitiveness of the Company’s Executive Compensation Program as compared to other similar companies within our industry.
The Compensation Committee believes that it is important to use a peer group to assess the external market context to ensure our Executive Compensation Program is competitive and continues to attract, retain and motivate key talent. The peer group is one of many factors used to inform the Compensation Committee’s decisions related to compensation levels and program design. The peer group includes companies in seaborne transportation industries with similar size as the Company (based on revenue, with secondary focus on market capitalization) and public disclosure of compensation levels and practices. Consistent with its past practice and overall compensation philosophy, the Compensation Committee uses publicly-reported NEO compensation data from companies in the peer group as a reference point in assessing the compensation levels of the Company’s NEOs and does not target a benchmark level of compensation. The size of the peer group is limited due to the lack of companies that fulfill these industry, size and disclosure criteria. For 2022, the peer group consisted of the following companies:
•Diamond S. Shipping Inc. (pre-acquisition data)
•Dorian LPG Ltd.
•Genco Shipping & Trading Limited
•International Seaways, Inc.
•Pacific Basin Shipping Limited

Prior Year Advisory Vote on Executive Compensation
At the 2022 Annual Meeting, 86.6% of the shares which voted on the proposal approved the advisory vote on the compensation of the Company’s NEOs. The Compensation Committee considered this robust support in continuing its administration of the Company’s executive compensation program. The Compensation Committee remains keenly interested in understanding shareholders’ views when making decisions relating to executive compensation.
Named Executive Officers
For the purposes of describing and discussing material information related to our Executive Compensation Program, including Summary Compensation Information and other compensation-related information required to be disclosed under SEC rules, the following individuals were our named executive officers for 2022 (each a “Named Executive Officer” or “NEO” and collectively the “Named Executive Officers” or “NEOs”):
1.Gary Vogel, Director and Chief Executive Officer.
2.Frank De Costanzo, Former Chief Financial Officer.
Mr. Vogel is an NEO based on his position as the Company’s Chief Executive Officer. Mr. De Costanzo is an NEO by reason of being the Company’s only other executive officer as well as being the Company’s Chief Financial Officer during 2022, and thus its most highly compensated executive officer other than its Chief Executive Officer who was serving as an executive officer as of December 31, 2022. On December 12, 2022, the Company and Eagle International entered into a Transition, Separation and General Release Agreement (the “De Costanzo Transition Agreement”) with Mr. De Costanzo, pursuant to which the parties mutually agreed that Mr. De Costanzo’s final day of employment will be December 31, 2023, unless terminated earlier, and Mr. De Costanzo’s separation at that time will constitute a termination by the Company without cause. Effective April 1, 2023, Mr. De Costanzo no longer serves as Chief Financial Officer and Mr. Tsoutsoplides was appointed as Chief Financial Officer and Secretary of the Company.
Business Highlights for 2022
For 2022, the Company generated $248 million of net income, or $19.09 per share (basic), on $720 million in net revenues. 2022 was our first full year following the institution of a dividend policy, and cash dividends declared totaled $8.05 per share. During 2022, we continued to execute on our fleet renewal and growth strategy by acquiring two modern, high-specification Ultramax vessels and selling our oldest and least efficient ship.
Elements of Our Executive Compensation Program
The Compensation Committee believes it is critical to align executives’ compensation with Company performance and long-term shareholder value creation. The following table summarizes the elements of the Company’s 2022 executive compensation program.

Element	Description	Fixed vs. At-Risk
Base Salary
Provides competitive compensation to attract and retain executive talent and includes a fixed level of cash compensation primarily determined based on the NEO’s role, experience, job performance and competitive market data.
Fixed
Annual Incentive Plan (“AIP”)
Provides the NEO with the opportunity to earn a cash bonus in order to incentivize and reward the relative satisfaction of certain pre-established financial/strategic goals as well as a qualitative assessment of individual performance.
At-Risk
Long-Term Equity Incentives (“LTI”)	Provides the NEO a mix of time-vested and performance-vested equity-based awards to align interests between executives and shareholders by increasing executive stock ownership levels and linking realizable pay to stock price performance.	At-Risk
Other benefits	Provides the NEO with other customary employee benefits, including traditional and supplemental health benefits as well as retirement benefits.	n/a
For fiscal year 2022, 75% and 68% of Mr. Vogel’s and Mr. De Costanzo’s target total direct compensation, respectively, was “at-risk”.
In fiscal year 2021, the Executive Compensation Program began to grant LTI awards during the year in which they cover (i.e., March 2022 awards were granted to cover 2022 compensation and performance). Prior to this modification, LTI awards were granted on a backward-looking basis (i.e., LTI awards were granted as compensation in respect of the prior fiscal year). The purpose of this modification was to further align NEO incentive compensation with the interests of shareholders for the period over which the awards are intended to cover (i.e., on a forward-looking basis).
Additional information and commentary on each element of the Company’s 2022 executive compensation program is provided below.

Base Salary
Base salary is intended to compensate the NEO for day-to-day services performed. Mr. Vogel’s and Mr. De Costanzo’s salary rates for fiscal year 2022 were $695,000 and $425,000, respectively.
Annual Incentive Plan
The Company’s AIP is an annual cash incentive program adopted by the Compensation Committee at the beginning of each fiscal year. Consistent with the Executive Compensation Program’s objective of aligning executive compensation with Company performance and shareholder value creation, the AIP is intended to align each NEO’s compensation with the Company’s key financial and strategic initiatives for the fiscal year as well as financial, operational and strategic performance measures that are critical for generating sustainable shareholder value. The AIP is an element of variable incentive compensation under our Executive Compensation Program.
The following table presents the performance measures selected by the Compensation Committee under the 2022 AIP, a description of and the payout opportunity associated with each performance measure as well as the relative weighting of each performance measure among our NEOs.

Performance Measure	Description	Payout Opportunity	Range of Weighting
Commercial Performance	Measure of time charter equivalent performance, on a per-ship-per-day basis, as compared to an industry-specific index.	0% to 200%	25% - 40%
Cost Control	Measure of relative control of technical and general and administrative costs categories against a performance peer group.	0% to 150%	10%
Fleet Safety Rating	Measure of relative fleet safety rating against a performance peer group.	0% to 150%	5%
Governance/Enterprise Risk Management	Measure of risk management performance throughout the fiscal year, awarded at the discretion of the Compensation Committee (in conjunction with the Nominating and ESG Committee).	0% to 150%	10% - 15%
Financial Reporting	Measure of financial reporting quality throughout the fiscal year, awarded at the discretion of the Compensation Committee (in conjunction with the Audit Committee).	0% to 150%	5% - 20%
Strategic Capital Allocation	Measure of capital allocation quality throughout the fiscal year, awarded at the discretion of the Compensation Committee.	0% to 150%	15%
Individual Performance	Measure of individual performance against goals and objectives determined at the beginning of the fiscal year, awarded at the discretion of the Compensation Committee.	0% to 150%	10% - 15%
Relative cost-control and relative fleet safety rating metrics are based on the Company’s performance versus the following direct competitors: Diana Shipping Inc., Genco Shipping & Trading Limited, Golden Ocean Group Limited, Pacific Basin Shipping Limited, Pangaea Logistics Solutions, Ltd., Safe Bulkers, Inc. and Star Bulk Carriers Corp.
For 2022, Mr. Vogel’s target opportunity under the AIP was equal to 125% of his base salary and Mr. De Costanzo’s target opportunity under the AIP was equal to 50% of his base salary.
For 2022, the Compensation Committee evaluated the performance of each NEO under the AIP and certified each NEO’s relative satisfaction of each of the goals related to the performance measures under the AIP. For 2022, based on the Company’s performance versus the financial/strategic goals as described above, each NEO’s specific weightings for each metric, as well as the Compensation Committee’s assessment of individual performance, the Compensation Committee awarded cash bonuses of $1,191,000 to Mr. Vogel (137% of target) and $307,000 to Mr. De Costanzo (144% of target) under the AIP.
Long-Term Equity Incentives
The Company maintains the Eagle Bulk Shipping Inc. 2016 Equity Incentive Plan, (as amended, the “2016 Plan”), under which the NEOs and other key employees are periodically granted LTI awards. The Compensation Committee believes that the effective use of long-term, stock-based incentive compensation has been integral to the Company’s success and is vital to its ability to achieve strong performance in the future and, therefore, delivers a portion of each NEO’s incentive compensation in the form of LTI awards. LTI awards are intended to align the interests of our NEOs with those of our shareholders, enhance the personal stake of NEOs in the growth and success of the Company, provide an incentive for the NEOs’ continued service at the Company, and provide an opportunity for NEOs to increase their stock ownership levels.
During 2022, the NEOs were granted LTI awards of restricted stock units (“RSUs”). Mr. Vogel’s target value under the 2022 LTI program was equal to 175% of his base salary (as provided under his employment agreement) and Mr. De Costanzo’s target value under the 2022 LTI program was equal to 125% of his base salary. Each NEO’s target LTI award value is set considering individual and Company performance, market data and the Company’s compensation philosophy to attract, retain and incentivize top executive talent. Therefore, target LTI award values may vary among the NEOs and can vary from year to year (subject to their respective employment agreements). 40% of each NEO’s target value is delivered in the form of time-vested RSUs (“Time-Vested RSUs”) and 60% of each NEO’s target value is delivered in the form of performance-vested RSUs (“PSUs”). The number of Time-Vested RSUs or PSUs that vest on the applicable vesting date are settled in shares of the Company’s Common Stock. The Compensation Committee believes this mix of RSUs provides performance incentives that are aligned with shareholder interests and retention incentives for our NEOs.
Awards of Time-Vested RSUs and PSUs entitle the holder to dividend equivalents upon the payment by the Company of ordinary dividends on shares of the Company’s Common Stock equal to the amount of such dividend paid per share of the Company’s Common Stock multiplied by the number of Time-Vested RSUs or PSUs that have not vested or been forfeited as of the date of such payment, which have the effect of exposing the holder to all of the changes in fair value of the Company’s Common Stock during the applicable vesting period. Dividend equivalent payments on Time-Vested RSUs and PSUs are paid in cash on the applicable vesting date. If Time-Vested RSUs or PSUs are forfeited, any dividend equivalent payments in respect of such forfeited Time-Vested RSUs or PSUs are also forfeited.
Under the 2016 Plan, LTI awards are generally subject to continued employment through the applicable vesting date, with certain exceptions for qualifying terminations. If the NEO’s employment is terminated by the Company for cause, all options and stock appreciation rights, whether vested or unvested, and any other unvested LTI awards will be forfeited. Refer to the section entitled “Potential Payments Upon Termination or Change In Control” below for further information on the treatment of LTI awards upon termination of employment of an NEO or a change in control.
Time-Vested RSUs
Time-Vested RSUs generally vest in three substantially equal installments on January 2nd of each of the three calendar years following the date of grant, subject generally to the NEO’s continued employment through each applicable vesting date and the other terms and conditions of the award agreement. In addition to retention value, the Time-Vested RSUs incentivize the NEOs to enhance shareholder value since the value of the Time-Vested RSUs is tied directly to the market value of the Company’s Common Stock.
PSUs
For 2022, approximately two-thirds of the NEOs’ PSUs vest based on the achievement of the Company’s diluted earnings per share as reported in the Company’s audited financial statements for fiscal year 2022, but excluding the impact of shares that may be issued upon conversion of the Company’s outstanding convertible bonds (the “EPS PSUs”) and approximately one-third of the NEOs’ PSUs vest based on the Company’s relative total shareholder return as compared to the total shareholder return of a peer group for the period commencing on January 1, 2022 and ending on December 31, 2022 (the “TSR PSUs”). PSUs generally vest in three substantially equal installments with the first installment vesting on certification of performance by the Compensation Committee and the second and third installments vesting on January 2nd of each of the two calendar years that follow the date of certification, subject generally to the NEO’s continued employment through each applicable vesting date.
EPS PSUs
For 2022, the number of EPS PSUs that were eligible to vest ranged from 0% to 200% of the target number of EPS PSUs granted (with a target payout of 100% of the number of EPS PSUs granted) based on the table set forth below, subject to straight-line interpolation between the percentages set forth below for threshold, target and maximum. None of the EPS PSUs were eligible to vest if the Company did not achieve threshold performance. The target payout (i.e., 100% of the number of EPS PSUs granted)

was set equal to the Company’s budgeted diluted earnings per share (excluding the budgeted impact of shares issuable upon conversion of the Company’s outstanding convertible bond debt) for 2022, as approved by the Board of Directors.

EPS Performance Level	EPS Performance	Payout %
Maximum	$23.81 or greater	200%
Target	$16.02	100%
Threshold	$8.23	0%
The Company’s diluted earnings per share, excluding the impact of shares that may be issued upon conversion of the Company’s outstanding convertible bonds for the fiscal year ended December 31, 2022 was equal to $18.91, which corresponded to an interpolated payout percentage of 137.1% of target. The Compensation Committee certified this performance on March 8, 2023.
TSR PSUs
For 2022, total shareholder return (as defined within the related award agreements) was defined as the appreciation/(depreciation) between the per share beginning price (determined using the 20-trading-day average for the averaging period of 20 trading days beginning on January 1, 2022) and ending price (determined using the 20-trading-day average for the averaging period of 20 trading days ending on December 31, 2022) of the Company’s and of a Competitor’s (as defined below), as applicable, common stock for the period commencing on January 1, 2022 and ending on December 31, 2022 on an applicable securities exchange or interdealer quotation system, plus dividends paid during the performance period (“TSR”). The number of TSR PSUs that were eligible to vest ranged from 0% to 200% of the number of TSR PSUs granted (with a target payout of 100% of the number of TSR PSUs granted) based on the table set forth below, subject to straight-line interpolation between the percentages set forth below for target and maximum. The performance peer group for purposes of the TSR PSUs included the following direct competitors: Diana Shipping Inc., Genco Shipping & Trading Limited, Golden Ocean Group Limited, Pacific Basin Shipping Limited, Pangaea Logistics Solutions, Ltd., Safe Bulkers, Inc. and Star Bulk Carriers Corp. (each a “Competitor” and, collectively, the “Performance Peer Group”). None of the TSR PSUs were eligible to vest if the Company did not achieve threshold performance. Further, the number of TSR PSUs eligible to vest was capped at the target number of TSR PSUs granted if the Company’s absolute total shareholder return over the performance period was negative. The NEOs’ award agreements provide that for any TSR PSUs that become vested, each share of the Company’s Common Stock issued on settlement of such TSR PSUs generally shall be subject to a mandatory holding period of one year starting on the applicable vesting date. This additional one-year holding period increases stock ownership levels for our NEOs and further aligns their interests with those of our shareholders.

Relative TSR	Payout %
1st vs. Performance Peer Group (Maximum)	200%
2nd vs. Performance Peer Group	167%
3rd vs. Performance Peer Group	133%
4th vs. Performance Peer Group (Target)	100%
5th vs. Performance Peer Group	67%
6th vs. Performance Peer Group	33%
7th vs. Performance Peer Group (Threshold)	0%
The Company’s TSR for the fiscal year ended December 31, 2022 was equal to 31.6%, which ranked 2nd among the performance peer group and corresponded to an interpolated payout percentage of 191.6% of target. The Compensation Committee certified this performance on March 8, 2023.
Long-Term Executive Retention RSUs
In recognition of the Company’s strong performance under Mr. Vogel’s leadership, and in order to further incentivize the retention of Mr. Vogel and to further align Mr. Vogel’s long-term interests with those of our shareholders, on November 15,

2022, the Compensation Committee granted to Mr. Vogel a one-time, 42-month cliff-vesting LTI award consisting of the following:
•38,045 Time-Vested RSUs, which cliff-vest in a single installment on May 15, 2026, subject to Mr. Vogel’s continued employment with the Company or any of its affiliates on the applicable vesting date; and
•38,045 TSR PSUs (the “Retention TSR PSUs”) for the performance period beginning on November 15, 2022 and ending on May 15, 2026, which vest in a single installment on May 15, 2026, subject to certification of performance (as detailed below) by the Compensation Committee and to Mr. Vogel’s continued employment with the Company or any of its affiliates on the applicable vesting date.
The objective of this one-time, 42-month cliff-vesting award is to incentivize the retention of Mr. Vogel over a long-term period, as the entire number of Time-Vested RSUs subject to this award are eligible to cliff-vest following 42 months of service and the entire number of Retention TSR PSUs subject to this award are eligible to vest following 42 months of service and are based on the Company’s relative total shareholder return as compared to the total shareholder return of a peer group for that same 42-month period. The Retention TSR PSUs that are eligible to vest range from 0% to 100% of the number of Retention TSR PSUs granted (with a target/maximum payout of 100% of the number of Retention TSR PSUs granted) based on the table set forth below, subject to linear interpolation between the Performance Peer Group ranked immediately above and below the Company’s performance level. If the Company’s absolute total shareholder return over the performance period is negative 40% or lower, the payout is capped at the lesser of (i) 60% and (ii) the actual payout percentage determined based on the following table.

Relative TSR	Payout %
1st vs. Performance Peer Group (Maximum)(Target)	100%
2nd vs. Performance Peer Group	83.5%
3rd vs. Performance Peer Group	66.5%
4th vs. Performance Peer Group	50%
5th vs. Performance Peer Group	33.5%
6th vs. Performance Peer Group	16.5%
7th vs. Performance Peer Group (Threshold)	0%
Other Broad-Based Benefits
We provide all qualifying full-time employees, including our NEOs, with the opportunity to participate in our tax-qualified 401(k) savings plan. This plan allows employees to defer receipt of earned salary, up to tax law limits, on a tax-advantaged basis. Accounts may be invested in a wide range of mutual funds. We provide a 100% match for the first 6% of salary, subject to limits set by the Internal Revenue Service.
We also provide all qualifying full-time employees, including our NEOs, with the opportunity to participate in our health and welfare benefit plans (e.g., medical, dental, vision, disability and life insurance). NEOs are also eligible to receive supplemental health benefit coverage which provides the NEOs with additional Company-paid medical, dental and vision coverage that could be applied when their primary medical, dental or vision coverage has exceeded its coverage limit or does not provide coverage.

2022 SUMMARY COMPENSATION TABLE
The following Summary Compensation Table sets forth the compensation of our NEOs for the fiscal years ended December 31, 2022, 2021 and 2020.

Name and Principal Position	Year	Salary (1) ($)	Bonus ($)	Non-Equity Incentive Plan Compensation ($)	Stock Awards(2) ($)		All Other Compensation ($)		Total ($)
Gary Vogel Chief Executive Officer	2022	695,000	—	1,191,000	5,082,872	(3)(4)	35,564	(5)	7,004,436	(6)
	2021	678,410	1,085,000	—	2,146,013	(7)	34,424		3,943,847
	2020	675,000	761,112	—	207,000		32,496		1,675,608
Frank De Costanzo Former Chief Financial Officer	2022	425,000	—	307,000	690,723	(8)	35,564	(9)	1,458,287
	2021	425,000	300,000	—	1,051,594	(7)	34,424		1,811,018
	2020	425,000	172,875	—	48,300		31,496		677,671

(1)	Base salary amounts shown above represented actual salary earned during the year, reported as gross earnings (i.e., gross amounts before taxes and applicable payroll deductions).
(2)
The grant date fair value for Time-Vested RSU awards and restricted stock awards is estimated in accordance with FASB ASC 718 (“ASC 718”) based on the closing price of the Company’s common stock on the date of grant. The grant date fair value for EPS PSUs and awards of restricted shares that vest based on the achievement of earnings per share (“EPS Restricted Shares”) is estimated in accordance with ASC 718 based on the number of PSUs or restricted shares, as applicable, equivalent to the probable outcome of the performance condition as of the date of grant multiplied by the closing price of the Company’s Common Stock on the date of grant. The grant date fair value for TSR PSUs and awards of restricted shares that vest based on the achievement of total shareholder return (“TSR Restricted Shares” and, together with the EPS Restricted Shares, the “Performance-Vested Restricted Shares”) is estimated in accordance with ASC 718 using a Monte Carlo model for each award on the date of grant, determined under ASC 718. The grant date fair value for each award may differ based on the applicable data, assumptions and estimates used. See footnote (1) to the table entitled “Grants of Plan-Based Awards for the Fiscal Year End 2022” for additional information and for further information on the valuation of these awards, see note 14 to our audited financial statements for the fiscal year ended December 31, 2022 included in our Annual Report on Form 10-K filed with the SEC on March 10, 2023.

(3)
In fiscal year 2022, the grant date fair value of annual LTI awards granted to Mr. Vogel was $1,581,210 and the grant date fair value of the one-time, 42-month cliff-vesting LTI award that vests in 2026 was $3,501,662. For further information about this one-time LTI award, refer to the section entitled “Long-Term Executive Retention RSUs”.

(4)	Includes an LTI award of 9,299 EPS PSUs, which are subject to a performance condition, with a grant date fair value of $612,618. The maximum number of EPS PSUs that are eligible to vest subject to this award equal 200% of the target number of EPS RSUs granted, which would have a grant date fair value of $1,225,236.
(5)	This amount represents: (i) the Company’s matching contributions to Mr. Vogel’s account under the Company’s 401(k) plan in the amount of $18,300 and (ii) supplemental health insurance premiums paid by the Company in the amount of $17,264.
(6)
As noted above, in fiscal year 2022, the total compensation of Mr. Vogel, excluding the grant date fair value of the one-time, 42-month cliff-vesting LTI award that vests in 2026, was $3,502,774 and the grant date fair value of the one-time, 42-month cliff-vesting LTI award that vests in 2026 was $3,501,662. For further information about this one-time LTI award, refer to the section entitled “Long-Term Executive Retention RSUs”.

(7)
In fiscal year 2021, the LTI Program transitioned from granting awards in a given year that are intended to cover performance in the prior year (i.e., February 2021 award was granted to cover 2020 compensation and performance) to granting awards in a given year to cover performance in that same year (i.e., September 2021 awards were granted to cover 2021 compensation). As a result, 2021 stock awards compensation in the Summary Compensation Table reflects two years’ worth of LTI Program awards. Stock award compensation granted in 2021 that intended to cover 2020 compensation and performance totaled $561,930 for Mr. Vogel and $294,836 for Mr. De Costanzo.

(8)	Includes an LTI award of 4,062 EPS PSUs, which are subject to a performance condition, with a grant date fair value of $267,605. The maximum number of EPS PSUs that are eligible to vest subject to this award equal 200% of the target number of EPS RSUs granted, which would have a grant date fair value of $535,210.
(9)	This amount represents: (i) the Company’s matching contributions to Mr. De Costanzo’s account under the Company’s 401(k) plan in the amount of $18,300 and (ii) supplemental health insurance premiums paid by the Company in the amount of $17,264.

Grants of Plan-Based Awards
The following table provides information regarding the incentive awards granted to our NEOs for the year ended December 31, 2022:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards(1) ($)
Gary Vogel	11/15/2022				—	38,045	38,045	38,045	3,501,662
	3/11/2022				—	13,948	27,896	9,299	1,581,210
		—	868,750	1,476,875
Frank De Costanzo	3/11/2022				—	6,093	12,186	4,062	690,723
		—	212,500	345,313

(1)
The grant date fair value for Time-Vested RSUs is estimated in accordance with ASC 718 based on the closing price of the Company’s common stock on the date of grant. The grant date fair value for EPS PSUs is estimated in accordance with ASC 718 based on the number of awards equivalent to the probable outcome of the performance condition as of the date of grant multiplied by the closing price of the Company’s common stock on the date of grant. The grant date fair value for TSR PSUs is estimated in accordance with ASC 718 using a Monte Carlo model for each award on the date of grant, determined under ASC 718, incorporating the following significant assumptions:

	Grant Date	Risk-Free Interest Rate	Expected Volatility	Expected Term (in years)	Illiquidity Discount
	11/15/2022	4.07%	71.40%	3.50	N/A
	3/11/2022	1.05%	54.74%	0.81	11.41%
	The Company used its historical stock prices as the basis for its volatility assumptions. The risk-free interest rates were based on U.S. Treasury rates in effect as of the grant date. The expected term was based on the time remaining in the performance period as of the grant date. For further information on the valuation of these awards, see note 14 to our audited financial statements for the fiscal year ended December 31, 2022 included in our Annual Report on Form 10-K filed with the SEC on March 10, 2023.
Outstanding Equity Awards at Fiscal Year End
The following table summarizes outstanding equity awards for our NEOs as of December 31, 2022:

	Stock Awards
Name (a)	Grant Date (b)	Number of Shares or Units of Stock That Have Not Vested (#)(c)		Market Value of Shares or Units of Stock That Have not Vested(1) ($)(d)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(e)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have not Vested(1) ($)(f)
Gary Vogel	11/15/2022	38,045	(2)	1,899,967	38,045	(3)	1,899,967
	3/11/2022	9,299	(4)	464,392	27,896	(5)	1,393,126
	9/3/2021	21,693	(6)	1,083,348	—		—
	2/19/2021	12,504	(7)	624,450	—		—
	5/14/2020	7,144	(8)	356,771	—		—
Frank De Costanzo	3/11/2022	4,062	(4)	202,856	12,186	(9)	608,569
	9/3/2021	10,364	(10)	517,578	—		—
	2/19/2021	6,561	(7)	327,656	—		—
	5/14/2020	1,668	(8)	83,300	—		—

(1)
The dollar amounts shown in columns (d) and (f) are determined by multiplying the number of shares or units shown in columns (c) or (e), as applicable, by $49.94, the closing price of the Company’s common stock as of December 30, 2022, the last trading day of the Company’s fiscal year (the “Closing Price”).

(2)
This award is comprised of 38,045 Time-Vested RSUs. Subject to the terms of the award agreement, the Time-Vested RSUs subject to this award are scheduled to vest in a single installment on May 15, 2026.

(3)
This award is comprised of 38,045 TSR PSUs. Subject to the terms of the award agreement, the TSR PSUs subject to this award are scheduled to vest in a single installment on May 15, 2026, provided the applicable performance condition is satisfied. The target number of TSR PSUs, which is also the maximum number of TSR PSUs, is shown. As described under the section entitled “Long-Term Executive Retention RSUs,” between 0% and 100% of the target number of TSR PSUs shall vest depending on the Company’s Relative TSR Performance compared to certain of the Company’s direct competitors, as specified in the award agreement.

(4)	The award to Mr. Vogel is comprised of 9,299 Time-Vested RSUs and the award to Mr. De Costanzo is comprised of 4,062 Time-Vested RSUs. Subject to the terms of the award agreement, the Time-Vested RSUs subject to these awards are scheduled to vest in three substantially equal installments on January 2, 2023, January 2, 2024 and January 2, 2025.
(5)
This award is comprised of 9,299 EPS PSUs and 4,649 TSR PSUs, each the target number of PSUs granted. Subject to the terms of the award agreement, the PSUs subject to this award are scheduled to vest in three substantially equal installments with the first installment vesting on certification of performance by the Compensation Committee and the second and third installments vesting on each of January 2, 2024 and January 2, 2025. The maximum number of PSUs is shown. As described under the section entitled “Long-Term Equity Incentives,” between 0% and 200% of the target number of EPS PSUs shall vest depending on the Company’s EPS Performance for the relevant performance period, between 0% and 200% of the target number of TSR PSUs shall vest depending on the Company’s Relative TSR Performance compared to certain of the Company’s direct competitors, as specified in the award agreement, and if and when any TSR PSUs become vested, each share of common stock issued on settlement of such RSUs shall be subject to a mandatory holding period of one year starting on the applicable vesting date. On March 8, 2023, 137.1% of the target number of EPS PSUs subject to this award (totaling 12,749 RSUs) were certified to vest, based on the Company’s EPS Performance for the relevant performance period and 191.6% of the target number of TSR PSUs subject to this award (totaling 8,909 RSUs) were certified to vest, based on the Company’s Relative TSR Performance over the relevant performance period.

(6)	This award was originally comprised of 8,937 time-vested shares of restricted stock, 17,874 performance-vested EPS Performance shares of restricted stock and 8,937 performance-vested TSR Performance shares of restricted stock. Subject to the terms of the award agreement, the time-vested shares of restricted stock subject to this award are scheduled to vest in three substantially equal installments on September 3, 2022, September 3, 2023 and September 3, 2024 and the performance-vested shares of restricted stock subject to this award are scheduled to vest in three substantially equal installments with the first installment vesting on certification of performance by the Compensation Committee and the second and third installments vesting on each of September 3, 2023 and September 3, 2024. 100% of the target number of performance-vested EPS Performance shares of restricted stock subject to this award (totaling 17,874 shares) were certified to vest on March 11, 2022, based on the Company’s EPS Performance for the relevant performance period and 64.1% of the target number of performance-vested TSR Performance shares of restricted stock subject to this award (totaling 5,728 shares) were certified to vest on March 11, 2022, based on the Company’s Relative TSR Performance over the relevant performance period. If and when any TSR Performance-Vested shares of restricted stock become vested, each share of common stock issued on settlement of such shares of restricted stock shall be subject to a mandatory holding period of one year starting on the applicable vesting date.
(7)
The award to Mr. Vogel was originally comprised of 18,756 time-vested shares of restricted stock and the award to Mr. De Costanzo was originally comprised of 9,841 time-vested shares of restricted stock. Subject to the terms of the award agreements, the time-vested shares of restricted stock subject to these awards are scheduled to vest in three substantially equal installments on January 2, 2022, January 2, 2023 and January 2, 2024.

(8)
The award to Mr. Vogel was originally comprised of 21,428 time-vested shares of restricted stock and the award to Mr. De Costanzo was originally comprised of 5,000 time-vested shares of restricted stock. Subject to the terms of the award agreements, the time-vested shares of restricted stock subject to these awards are scheduled to vest in three substantially equal installments on January 2, 2021, January 2, 2022 and January 2, 2023.

(9)
This award is comprised of 4,062 EPS PSUs and 2,031 TSR PSUs, each the target number of PSUs granted. Subject to the terms of the award agreement, the PSUs subject to this award are scheduled to vest in three substantially equal installments with the first installment vesting on certification of performance by the Compensation Committee and the second and third installments vesting on each of January 2, 2024 and January 2, 2025. The maximum number of PSUs is shown. As described under the section entitled “Long-Term Equity Incentives,” between 0% and 200% of the target number of EPS PSUs shall vest depending on the Company’s EPS Performance for the relevant performance period, between 0% and 200% of the target number of TSR PSUs shall vest depending on the Company’s Relative TSR Performance compared to certain of the Company’s direct competitors, as specified in the award agreement, and if and when any TSR PSUs become vested, each share of common stock issued on settlement of such RSUs shall be subject to a mandatory holding period of one year starting on the applicable vesting date. On March 8, 2023, 137.1% of the target number of EPS PSUs subject to this award (totaling 5,569 RSUs) were certified to vest, based on the Company’s EPS Performance for the relevant performance period and 191.6% of the target number of TSR PSUs subject to this award (totaling 3,892 RSUs) were certified to vest, based on the Company’s Relative TSR Performance over the relevant performance period.

(10)	This award was originally comprised of 4,269 time-vested shares of restricted stock, 8,539 performance-vested EPS Performance shares of restricted stock and 4,269 performance-vested TSR Performance shares of restricted stock. Subject to the terms of the award agreement, the time-vested shares of restricted stock subject to this award are scheduled to vest in three substantially equal installments on September 3, 2022, September 3, 2023 and September 3, 2024 and the performance-vested shares of restricted stock subject to this award are scheduled to vest in three substantially equal installments with the first installment vesting on certification of performance by the Compensation Committee and the second and third installments vesting on each of September 3, 2023 and September 3, 2024. 100% of the target number of performance-vested EPS Performance shares of restricted stock subject to this award (totaling 8,539 shares) were certified to vest on March 11, 2022, based on the Company’s EPS Performance for the relevant performance period and 64.1% of the target number of performance-vested TSR Performance shares of restricted stock subject to this award (totaling 2,737 shares) were certified to vest on March 11, 2022, based on the Company’s Relative TSR Performance over the relevant performance period. If and when any TSR Performance-Vested shares of restricted stock become vested, each share of common stock issued on settlement of such shares of restricted stock shall be subject to a mandatory holding period of one year starting on the applicable vesting date.

Option Exercises and Stock Vested
The following table provides information regarding option awards exercised by our NEOs and shares acquired by our NEOs upon vesting of stock awards for the year ended December 31, 2022:

	Option Awards		Stock Awards
Name (a)	Number of shares acquired on exercise (#) (b)	Value realized on exercise ($)(c)	Number of shares acquired on vesting (#) (d)		Value realized on vesting ($)(e)
Gary Vogel	33,928	433,488	35,014	(1)	1,571,662	(1)
Frank De Costanzo	—	—	13,123	(2)	586,838	(2)

(1)
Includes 1,909 shares acquired by Mr. Vogel upon vesting with a realized value of $83,080 that vested on September 3, 2022 and are subject to a mandatory holding period of one year starting on September 3, 2022.

(2)
Includes 912 shares acquired by Mr. De Costanzo upon vesting with a realized value of $39,690 that vested on September 3, 2022 and are subject to a mandatory holding period of one year starting on September 3, 2022.

Agreements with our NEOs
Employment Agreement with our Chief Executive Officer
On October 29, 2021, the Company and Eagle Shipping International (USA) LLC (“Eagle International”), an indirect subsidiary of the Company, entered into an employment agreement with Gary Vogel (the “Vogel Employment Agreement”), which sets forth the terms of Mr. Vogel’s continued employment as our Chief Executive Officer. The Vogel Employment Agreement provides that Mr. Vogel will also continue to serve as a member of the Board of Directors. The Vogel Employment Agreement superseded his prior employment agreement with us, dated as of July 6, 2015.
Pursuant to the Vogel Employment Agreement, Mr. Vogel will receive an annual base salary of $695,000, which will be reviewed for increase at such time and in the same manner as salaries of senior officers of the Company are reviewed generally. In addition, Mr. Vogel is eligible to receive a discretionary cash bonus, as determined by the Compensation Committee, with a target amount equal to 125% of his annual base salary (the actual value of his bonus can vary above or below target based on the Compensation Committee’s discretion).
During the term of Mr. Vogel’s employment, he will be eligible to receive annual equity-incentive compensation with a target value of 175% of his annual base salary. The terms of such awards, including the type of award, vesting periods, and performance criteria, if any, are determined by the Compensation Committee, and are subject to the terms and conditions set forth in the applicable plan and agreements as determined by the Compensation Committee.
The Vogel Employment Agreement also provides for severance upon a termination by Eagle International without cause or a resignation by him for good reason, as described below under the heading “Potential Payments Upon Termination or Change In Control” under the section entitled “Vogel Employment Agreement.”
Under the Vogel Employment Agreement, if any payment to be made to him under any agreement or benefit arrangement in connection with certain change-in-control events would be subject to “golden parachute” excise taxes imposed as a result Sections 280G and 4999 of the Internal Revenue Code, the payments to Mr. Vogel will be reduced in order to limit or avoid the “golden parachute” excise tax if and to the extent such reduction would produce an expected better after-tax result for him.
Mr. Vogel is subject to non-solicitation and non-competition covenants during the course of his employment and for 12 months following termination of employment for any reason or no reason. The Vogel Employment Agreement also contains covenants regrading confidentiality and intellectual property.
In addition, any incentive-based compensation, or any other compensation, paid to Mr. Vogel pursuant to the Vogel Employment Agreement, which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as is required to be made pursuant to such law, government regulation or stock exchange listing requirement.

Employment Agreement with our Former Chief Financial Officer
On June 16, 2022, the Company and Eagle International entered into an employment agreement with Frank De Costanzo, pursuant to which Mr. De Costanzo continued to be employed as our Chief Financial Officer and Secretary (the “De Costanzo Employment Agreement”). Pursuant to the De Costanzo Employment Agreement, Mr. De Costanzo received an annual base salary of $425,000, which will be reviewed for increase at such time and in the same manner as salaries of senior officers of the Company are reviewed generally, and is eligible to receive a discretionary cash bonus, as determined by the Compensation Committee, with a target amount equal to 50% of his annual base salary (the actual value of his bonus can vary above or below target based on the Compensation Committee’s discretion).
Under the De Costanzo Employment Agreement, if any payment to be made to him under any agreement or benefit arrangement in connection with certain change-in-control events would be subject to “golden parachute” excise taxes imposed as a result Sections 280G and 4999 of the Internal Revenue Code, the payments to Mr. De Costanzo will be reduced in order to limit or avoid the “golden parachute” excise tax if and to the extent such reduction would produce an expected better after-tax result for him.
Under the De Costanzo Employment Agreement, Mr. De Costanzo is subject to non-competition and non-solicitation covenants during the course of his employment and for 12 months following termination of employment for any reason. The De Costanzo Employment Agreement also contains covenants regarding confidentiality and intellectual property.
In addition, any incentive-based compensation, or any other compensation, paid to Mr. De Costanzo pursuant to the De Costanzo Employment Agreement, which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as is required to be made pursuant to such law, government regulation or stock exchange listing requirement.
Transition Agreement with our Former Chief Financial Officer
On December 12, 2022, the Company and Eagle International entered into the De Costanzo Transition Agreement with Mr. De Costanzo.
The De Costanzo Transition Agreement provides that Mr. De Costanzo was to continue to serve in his then-current role as Chief Financial Officer of the Company through March 31, 2023. Unless terminated earlier due to a Disqualifying Reason (as such term is described below), Mr. De Costanzo was to continue to receive his annual base salary during this transition period.
Mr. De Costanzo’s transition period may be terminated earlier by either party for any reason, but, unless such termination is due to a Disqualifying Reason, Mr. De Costanzo will be entitled to receive certain termination payments and benefits, described below under “Potential Payments Upon Termination or Change In Control” under the section entitled “De Costanzo Transition Agreement.” In recognition of Mr. De Costanzo electing to remain with the Company for an additional nine months in order to provide transition services, and acknowledging that he will not receive any LTI awards in 2023, these payments include enhanced vesting treatment for his outstanding Time-Vested RSUs and time-vested restricted shares, as well his PSUs and Performance-Vested Restricted Shares (based on actual performance).
So long as Mr. De Costanzo continues his employment through the transition period described above, he will, for the period between April 1, 2023 and his termination date, serve as a special advisor to the Board of Directors. In respect of such special advisor services, he will receive a monthly salary of $26,000.
Potential Payments Upon Termination or Change In Control
This section describes and quantifies the benefits and compensation to which each NEO would have been entitled under our existing plans and arrangements if the NEO’s employment had terminated or if the Company had undergone a change in control, in each case, on December 31, 2022.
LTI Awards
Pursuant to the award agreements entered into with Messrs. Vogel and De Costanzo, the Time-Vested RSUs and time-vested restricted shares granted to Messrs. Vogel and De Costanzo do not automatically accelerate upon a Change in Control (as defined in the 2016 Plan). With respect to the NEO’s outstanding PSUs and Performance-Vested Restricted Shares, if a Change in Control occurs prior to the first applicable vesting date, Messrs. Vogel and De Costanzo will continue to be eligible to vest in the number of PSUs and Performance-Vested Restricted Shares that would be earned based on actual performance as of the date of the Change in Control, if determinable. However, if the Company’s actual earnings per share or relative total shareholder return, as applicable, is not determinable as of the date of the Change in Control, Messrs. Vogel and De Costanzo will be eligible to vest in a number of PSUs and Performance-Vested Restricted Shares assuming the target performance level was achieved or, in the case of Mr. Vogel’s Retention TSR PSUs, assuming 50% of target performance level was achieved. The number of such deemed earned PSUs and Performance-Vested Restricted Shares will continue to vest following the Change in Control based on continued employment per the award’s normal service-based vesting schedule. With respect to Mr. Vogel’s Retention TSR PSUs that are deemed earned as of the Change in Control, they will become immediately vested in full if, concurrent with or following a Change in Control and prior to the May 15, 2026 vesting date of such Retention TSR PSUs, Mr. Vogel incurs a termination of employment by the Company (or its successor) without cause or by him for good reason.

Under the 2016 Plan, “cause” and “change in control” have the meanings generally summarized below:
•“Cause” means if there is an employment, severance, consulting, change in control or other agreement governing the relationship between the grantee, on the one hand, and the Company or one of its subsidiaries, on the other hand, that contains a definition of “cause” (or similar phrase), the term “cause” shall mean those acts or omissions that would constitute “cause” under such agreement.
•“Change in Control” generally means the occurrence of any of the following events:
•(A) the acquisition by any individual, entity or group of beneficial ownership of more than 50% of the then voting power; provided that the following acquisitions shall not constitute a Change in Control: (i) any such acquisition directly from the Company; (ii) any such acquisition by the Company; (iii) any such acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary; or (iv) any such acquisition pursuant to a transaction that complies with clauses (i), (ii) and (iii) of paragraph (C) below;
•(B) individuals who, as of the effective date of the 2016 Plan, constitute the Board of Directors (the “Incumbent Board”) cease for any reason (other than death or disability) to constitute at least a majority of the Board of Directors; provided, that any individual becoming a director subsequent to the effective date of the 2016 Plan, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding for this purpose, any such individual whose initial assumption of office occurs as a result of or in connection with an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors;
•(C) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners of the voting power immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination in substantially the same proportions relative to each other as their ownership immediately prior to such Business Combination of the securities representing the voting power, (ii) no person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) sponsored or maintained by the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination, or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or the action of the Board providing for such Business Combination; or
•(D) approval by stockholders of a complete liquidation or dissolution of the Company.

LTI Awards - Mr. Vogel
Pursuant to the Vogel Employment Agreement, notwithstanding anything to the contrary under his applicable award agreements, upon a termination of Mr. Vogel’s employment by the Company without “cause” (as summarized below), by Mr. Vogel for “good reason” (as defined in the Vogel Employment Agreement and summarized below) or due to his death or “disability” (as defined in the Vogel Employment Agreement and summarized below) (each, a “Qualifying Termination”), subject to his delivery of a release of claims against the Company and related parties, all of Mr. Vogel’s unvested equity awards will vest, and any performance criteria will be deemed satisfied at the target level (except with respect to the Retention TSR PSUs, as discussed below). Accordingly, upon a Qualifying Termination, Mr. Vogel’s outstanding RSUs and Restricted Shares would be treated as follows:
•Mr. Vogel would receive full vesting of his outstanding Time-Vested RSUs and time-vested restricted shares; and
•with respect to PSUs and Performance-Vested Restricted Shares (which are generally subject to performance goals for the first year of the award, and thereafter remain subject to service-based vesting conditions for an additional two years):
•if the Qualifying Termination occurs before the first applicable vesting date (i.e., before the Compensation Committee has certified performance achievement with respect to the performance goal relating to the first year of the award), Mr. Vogel would become immediately vested in the target number of such PSUs and Performance-Vested Restricted Shares (other than the Retention PSUs, discussed below); and
•if a Qualifying Termination occurs on or after the first applicable vesting date of a PSU or Performance-Vesting Restricted Share award (i.e., on or after the Compensation Committee’s certification of performance achievement with respect to the performance goal relating to the first year of the award), Mr. Vogel would receive full vesting of the number of such PSUs and Performance-Vested Restricted Shares eligible to vest based on the level of achievement of the applicable performance goal as certified by the Compensation Committee on the first applicable vesting date.
With respect to the Retention TSR PSUs, upon a termination of Mr. Vogel’s employment by the Company without cause or by Mr. Vogel for good reason, in each case, before the performance vesting date of May 15, 2026 and prior to a Change in Control, Mr. Vogel would become immediately vested in a number of Retention TSR PSUs determined based on actual Relative TSR performance measured as of the date of such termination. Upon his death or disability occurring before the performance vesting date of May 15, 2026, Mr. Vogel would become immediately vested in the target number of Retention TSR PSUs, pursuant to the terms of the Vogel Employment Agreement, subject to Mr. Vogel’s representative’s delivery of a release of claims against the Company and related parties.
LTI Awards - Mr. De Costanzo
Pursuant to the De Costanzo Transition Agreement, notwithstanding anything to the contrary under his applicable award agreements, upon a termination of Mr. De Costanzo’s employment for any reason, unless Mr. De Costanzo is terminated for a “Disqualifying Reason” (as defined in the De Costanzo Transition Agreement and summarized below), subject to his delivery of a release of claims against the Company and related parties and certain other conditions and covenants set forth in the De Costanzo Transition Agreement, all unvested equity awards will vest as if he had remained employed through the applicable vesting dates, with any performance share values determined in 2023 at the same time and values as similarly situated executives’ grants.
Accordingly, upon such termination (other than for a Disqualifying Reason), Mr. De Costanzo’s outstanding RSUs and Restricted Shares would be treated as follows:
•Mr. De Costanzo would receive full vesting of his outstanding Time-Vested RSUs and time-vested restricted shares as if he had remained employed beyond the date of termination through the applicable vesting dates of such awards; and
•with respect to PSUs and Performance-Vested Restricted Shares (which are generally subject to performance goals for the first year of the award, and thereafter remain subject to service-based vesting conditions for an additional two years):
•if his termination of employment occurs before the first applicable vesting date (i.e., before the Compensation Committee has certified performance achievement with respect to the performance goal relating to the first year of the award), Mr. De Costanzo would receive full vesting in all installments of the PSUs and Performance-Vested Restricted Shares as of the first applicable vesting date with respect to the number of PSUs and

Performance-Vested Restricted Shares earned, if any, based on actual performance achievement as certified by the Compensation Committee as of such date (with performance vesting for 2023 determined at the same time and values as similarly situated executives’ grants), as if he had remained employed beyond the date of termination through the applicable vesting date; and
•if his termination of employment occurs after the first applicable vesting date (i.e., on or after the Compensation Committee’s certification of performance achievement with respect to the performance goal relating to the first year of the award), Mr. De Costanzo would receive full vesting of the number of such PSUs and Performance-Vested Restricted Shares eligible to vest based on the level of achievement of the applicable performance goal as certified by the Compensation Committee on the first applicable vesting date, as if he had remained employed beyond the date of termination through the applicable vesting date.
Vogel Employment Agreement
Under the Vogel Employment Agreement, in the event that Mr. Vogel’s employment is terminated by Eagle International without “cause” or by him for “good reason”, Mr. Vogel will become entitled to receive the following severance payments and benefits, subject to his delivery of a release of claims against the Company and related parties: (i) a lump sum payment, within 60 days following termination, equal to 1.5 times the sum of his annual base salary plus 75% of his target annual bonus and (ii) if he timely elects COBRA continuation coverage, Mr. Vogel will be reimbursed for the costs of COBRA premiums for 18 months following termination. Such severance amounts are in addition to payment of accrued obligations through his termination date, including any accrued but unpaid vacation pay and business expenses through the termination date, and any earned bonus for the year prior to the year in which termination occurs (together, “Accrued Obligations”). Mr. Vogel will also receive the equity award treatment described above in the section entitled “LTI Awards - Mr. Vogel.”
If Mr. Vogel’s employment is terminated by reason of his death or disability, then in addition to the Accrued Obligations, the Company will pay him or his legal representatives his pro rata annual bonus for the year of termination based on actual results. Mr. Vogel will also receive the equity award treatment described above in the section entitled “LTI Awards - Mr. Vogel.”
Under the Vogel employment agreement, “cause”, “good reason” and “disability” have the meanings generally summarized below:
•“Cause” shall mean: (i) continuing refusal to perform duties or failure to follow a lawful direction of the Board, in either case, following written notice from the Board; (ii) intentional act or acts of dishonesty in connection with the performance of duties intended to result in personal, more-than-immaterial enrichment; (iii) documented willful malfeasance or willful misconduct in connection with employment or willful and deliberate insubordination; (iv) conviction of a felony or entry into a plea of nolo contendere to a felony; or (v) material breach of restrictive covenant obligations under the Vogel Employment Agreement. A termination for cause is subject to written notice from the Board and a 10-day opportunity to cure the event giving rise to cause.
•“Good Reason” means, in the absence of Mr. Vogel’s written consent, any of the following: (i) a diminution of annual base salary; (ii) a diminution of target annual bonus or annual target equity as a percentage of annual base salary; (iii) a material diminution in authority, duties, or responsibilities as Chief Executive Officer of the Company; (iv) removal from the Board other than for cause or the failure to nominate Mr. Vogel for election to the Board; (v) a requirement that Mr. Vogel report to a corporate officer or employee instead of reporting directly to the Board; (vi) a material change in the geographic location at which Mr. Vogel must perform the services to a location outside of the greater New York metropolitan area; or (vii) any other action or inaction that constitutes a material breach of the terms of the Vogel Employment Agreement. Good reason requires written notice from Mr. Vogel within 90 days following his knowledge of the event or circumstance giving rise to Good Reason and the Company has 30 days following receipt of such notice to cure such event or circumstance.
•“Disability” means the inability to perform duties with the Company on a full-time basis for 180 consecutive days or for 180 intermittent days in any one-year period as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a licensed physician selected by the Company or its insurers and reasonably acceptable to Mr. Vogel or his legal representative.

The payments described above for Mr. Vogel are quantified in the following table, assuming a hypothetical termination as of December 31, 2022 in accordance with SEC rules:

	Severance Payments ($)		Value of Acceleration of Equity (1) ($)	Pro Rata Bonus for Year of Termination ($)		Total ($)
Termination without Cause or Resignation for Good Reason	2,074,339	(2)	5,431,375	—		7,505,714
Termination for Cause or Resignation without Good Reason	—		—	—		—
Termination due to Death or Disability	—		7,025,459	868,750	(3)	7,894,209
Change in Control (Single Trigger)	—		—	—		—
Termination without Cause following a Change in Control (Double-Trigger)	2,074,339	(2)(4)	5,431,375	—		7,505,714

(1)	Value of accelerated equity is estimated by multiplying (x) the number of shares underlying outstanding equity awards, including the target number of outstanding PSUs, as of December 31, 2022 by (y) the Closing Price of $49.94.
(2)
Severance is estimated by multiplying 1.5 times the sum of (a) Mr. Vogel’s 2023 annual base salary rate of $695,000 and (b) 75% of Mr. Vogel’s target bonus for 2023 of $868,750. In addition, COBRA reimbursement of $54,495 is included in this estimate, representing the Company’s estimated cost of 18 months of Mr. Vogel’s group health care premium.

(3)	The amount shown for pro rata bonus for year of termination assumes target performance (based on Mr. Vogel’s 2023 target bonus opportunity) and continued employment for the full year.
(4)	Assuming the estimates shown in this table, no Section 280G cutback would be applicable in connection with a Change in Control.

De Costanzo Transition Agreement

Pursuant to the De Costanzo Transition Agreement, unless Mr. De Costanzo is terminated for a “Disqualifying Reason”, Mr. De Costanzo will receive upon termination of employment, subject to his delivery of a release of claims against the Company and related parties and certain other conditions and covenants set forth in the De Costanzo Transition Agreement:
•a lump sum payment in the amount of $480,000 (representing the sum of his current annual base salary plus his target bonus prorated for the first three months of 2023);
•in the event Mr. De Costanzo’s employment terminates prior to December 31, 2023 other than for a Disqualifying Reason, an amount equal to the annual base salary and special advisor salary ($26,000 per month) that Mr. De Costanzo would have received had he remained employed through December 31, 2023;
•if Mr. De Costanzo timely elects COBRA continuation coverage, payment by Eagle International for the cost of his applicable premiums for such coverage until the earlier of the end of the statutory COBRA period or December 31, 2024;
•the treatment of equity awards described above in the section entitled “LTI Awards - Mr. De Costanzo”; and
•continuing eligibility for an annual bonus in respect of calendar year 2022 as if he had remained through the date of payment of any such bonus.
The termination payments and benefits described above are in addition to payment of accrued obligations through his termination date, including any accrued but unpaid vacation pay and business expenses through the termination date, and any earned bonus for the year prior to the year in which termination occurs.
Generally, among other events, a voluntary resignation without good reason will be considered a Disqualifying Reason. However, if such resignation occurs during the period Mr. De Costanzo is providing special advisor services to the Board (i.e., after April 1,

2023), he will remain eligible to receive the termination payments and benefits described above, except for the amount equal to the annual base salary and special advisor salary that Mr. De Costanzo would have received had he remained employed through December 31, 2023.
Further, pursuant to the De Costanzo Transition Agreement, if Mr. De Costanzo’s employment is terminated by reason of his death or disability, Mr. De Costanzo or his estate, as applicable, will receive, in addition to payment of accrued obligations through his termination date as described above, the lump sum payment of $480,000 and full vesting of all equity awards held by him.
Under the Transition Agreement:
•“Disqualifying Reason” means: (i) voluntary resignation without good reason (as described below); (ii) continuing refusal to perform his duties or failure to follow a lawful direction of the Chief Executive Officer or the Board, in either case, following written notice; (iii) intentional act or acts of dishonesty in connection with the performance of duties hereunder intended to result in his personal, more-than-immaterial enrichment; (iv) documented willful malfeasance or willful misconduct in connection with employment or willful and deliberate insubordination following written notice from the Chief Executive Officer or the Board and a 30-day period to cure such conduct, to the extent curable; (v) conviction of a felony or entry of a plea of nolo contendere to a felony; or (vi) material breach of the Transition Agreement or the restrictive covenants contained in his employment agreement. A Disqualifying Reason (other than due to voluntary resignation) is subject to written notice from the Board and a 30-day opportunity to cure the event.
•“Good Reason” means, in the absence of Mr. De Costanzo’s written consent, any of the following: (i) a diminution of annual base salary; (ii) a diminution of target annual bonus; (iii) a requirement to perform services materially inconsistent with Mr. De Costanzo’s experience and/or expertise; (iv) a material change in the geographic location at which Mr. De Costanzo must perform the services to a location outside of the greater New York metropolitan area; or (v) any other action or inaction that constitutes a material breach of the terms of Mr. De Costanzo’s employment agreement or the Transition Agreement. Good reason requires written notice from Mr. De Costanzo within 90 days following his knowledge of the event or circumstance giving rise to Good Reason and the Company has 30 days following receipt of such notice to cure such event or circumstance.
The payments described above for Mr. De Costanzo are quantified in the following table, assuming a hypothetical termination as of December 31, 2022 in accordance with SEC rules:

	Cash Payments ($)		Value of Acceleration of Equity (1) ($)	COBRA Reimbursement ($)		Total ($)
Termination without Cause or Resignation for Good Reason	792,000	(2)	1,435,675	50,701	(3)	2,278,376
Termination for Cause or Resignation without Good Reason	—		—	—		—
Termination due to Death or Disability	480,000		1,435,675	—		1,915,675
Change in Control (Single Trigger)	—		—	—		—
Termination without Cause following a Change in Control (Double-Trigger)	792,000	(2)(4)	1,435,675	—		2,227,675

(1)	Value of accelerated equity is estimated by multiplying (x) the number of shares underlying outstanding equity awards as of December 31, 2022, including the target number of outstanding PSUs, by (y) the Closing Price of $49.94.
(2)	Cash payments include (x) $480,000 representing the lump sum payment Mr. De Costanzo would receive under the De Costanzo Transition Agreement, which equals the sum of his current annual base salary plus his target bonus prorated for the first three months of 2023 and (y) an amount equal to the base salary and special advisor salary that Mr. De Costanzo would receive if he is terminated on December 31, 2022, in order to cover the period owed through December 31, 2023. No annual bonus amount for 2022 was included since these calculations assume a hypothetical December 31, 2022 termination date under SEC rules, i.e., Mr. De Costanzo’s bonus for 2022 was earned in respect of his continued employment for the full year.
(3)	COBRA reimbursement represents the Company’s estimated cost of Mr. De Costanzo’s group health care premium, assuming 24 months of coverage, from the hypothetical termination date of December 31, 2022 through December 31, 2024.
(4)	Assuming the estimates shown in this table, no Section 280G cutback would be applicable in connection with a Change in Control.
CEO Pay Ratio
SEC rules require U.S. public companies to disclose the median annual total compensation of all employees of the registrant (except the principal executive officer), the annual total compensation of the principal executive officer and the ratio or multiple of these two amounts, as well as a narrative disclosure regarding the methodology used to identify the median employee.
As of December 31, 2022, the date selected for purposes of identifying our median employee, our complete employee population was composed of 96 shore-based employees (excluding our CEO, who is our principal executive officer) and 1,044 ship-based employees. Our ship-based employees are sourced through third-party manning agencies and are paid commensurate with international collective bargaining agreements, to which we are a party, and which are typically renewed biennially. On average, during 2022, our ship-based employees included in this complete employee population were contracted for 159 days. Our median employee was identified by reviewing total cash compensation paid (consisting of salary and wages plus overtime, cash bonuses and 401(k) matching contributions based on data sourced from our payroll records as well as from our third-party manning agencies) during the year ended December 31, 2022 to all employees (excluding our CEO) who were employed as of December 31, 2022. Once identified, the median employee’s total compensation was determined on the same basis as the amount of total compensation presented in the table “2022 Summary Compensation Table” for our CEO.
For 2022, the total compensation of our CEO of $7,004,436, as reported in the “2022 Summary Compensation Table”, was approximately 559.6 times the total compensation of our median employee of $12,516. Our median employee was a Messman who worked onboard certain of our vessels for 262 days during 2022.
This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules. The SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to our pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
In order to provide a more complete depiction of our pay ratio for 2022, a supplemental pay ratio was calculated using only shore-based employees. If we were to identify our median employee from our population of shore-based employees only (excluding our CEO and our ship-based employees), for 2022, the total compensation of our CEO, as reported in the “2022 Summary Compensation Table” was $7,004,436, approximately 56.0 times the total compensation of our median employee of $125,045. We believe that this alternative definition of our “median employee” allows for a better comparison of our CEO Pay Ratio across companies in our industry, as certain of our competitors outsource technical management, including crewing, to third-parties, which allows those companies to exclude seafarers from their population of employees for the purposes of the CEO Pay Ratio.
Pay Versus Performance
As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and SEC rules, we are providing the following information about the relationship of executive compensation actually paid (“Compensation Actually Paid”) and certain financial performance of our company. The following table shows the total compensation for our NEOs for the past three fiscal years as set forth in the Summary Compensation Table, the Compensation Actually Paid to our CEO (also referred to as the principal executive officer or “PEO”) and our other non-PEO NEO, our total shareholder return on a $100 hypothetical investment in our common stock and in the Eagle Peer Group Index, our net income, and our company-selected measure for 2022, Adjusted Diluted Earnings Per Share.

Pay Versus Performance Table

					Value of initial fixed $100 investment based on:
Year	Summary compensation table total for PEO (1)	Compensation actually paid to PEO (2)	Average summary compensation table total for non-PEO named executive officers (3)	Average compensation actually paid to non-PEO named executive officers (2)	Total shareholder return	Peer group total shareholder return (4)	Net income/(loss) (in thousands)	Adjusted Diluted Earnings Per Share (5)
2022	$7,004,436	$7,589,203	$1,458,287	$1,782,583	$126.30	$108.76	$248,009	$18.91
2021	$3,943,847	$4,951,189	$1,811,018	$2,134,371	$251.58	$235.14	$184,898	$14.64
2020	$1,675,608	$1,327,215	$677,671	$596,919	$59.01	$79.57	$(35,063)	$(3.40)

(1)	Amounts shown represent the total compensation reported for our CEO, Mr. Vogel, in the Summary Compensation Table for the fiscal years ended December 31, 2022, 2021 and 2020.
(2)
Amounts shown represent the amount of “compensation actually paid,” as computed in accordance with SEC rules. These amounts are calculated in accordance with SEC rules and do not reflect the actual amount of compensation realized or paid to our NEOs during the applicable years. Specifically, these amounts are based on the total compensation shown in the Summary Compensation Table for the reported year, adjusted to (i) exclude the grant date fair value of equity awards granted during the reported year and (ii) include: (a) the year-end value of equity awards granted during the reported year and (b) the change in the value of equity awards that were unvested at the end of the year prior to the reported year, measured through (x) the vesting date of such award, (y) the date such award was forfeited or (z) if the award remained outstanding as of the end of the reported year, the last day of the reported year, as applicable. Details of the adjustments required to determine “compensation actually paid” as compared to amounts reported in the Summary Compensation Table are provided in the section entitled “Adjustments from Total Compensation to Compensation Actually Paid” below.

(3)	Amounts shown represent the total compensation reported for our former Chief Financial Officer, Mr. De Costanzo, the Company’s only NEO other than our CEO, in the Summary Compensation Table for the fiscal years ended December 31, 2022, 2021 and 2020.
(4)	Reflects total shareholder return of the “Eagle Peer Group Index”, a self-constructed peer group that consists of the following direct competitors of the Company: Diana Shipping, Inc., Genco Shipping & Trading Limited, Golden Ocean Group Limited, Pacific Basin Shipping Limited, Pangaea Logistics Solutions, Ltd., Safe Bulkers, Inc. and Star Bulk Carriers Corp. at the beginning of each period for which a return is presented. The Eagle Peer Group Index is utilized by the Company for the purposes of determining TSR performance with respect to the TSR PSUs and TSR Restricted Shares granted to the Company’s NEOs and is utilized by the Company for purposes of Item 201(e) of Regulation S-K under the Exchange Act in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.
(5)
Adjusted diluted earnings per share is diluted net income per common share adjusted to exclude the impact of shares of Common Stock that may be issued upon conversion of the Company’s outstanding convertible bonds for the applicable year. The Compensation Committee determined that Adjusted diluted earnings per share is an important financial measure used to determine executive compensation and is a financial measure which demonstrates the Company’s financial performance and shareholder value creation.

Adjustments from Total Compensation to Compensation Actually Paid
The following tables present the requisite adjustments from total compensation, as reported in the Summary Compensation Table, to calculate Compensation Actually Paid to our CEO and other NEO for the fiscal years ended December 31, 2022, 2021 and 2020.

Summary Compensation Table to Compensation Actually Paid to our PEO	2022		2021	2020
Summary Compensation Table, Total Compensation	$7,004,436	(1)	$3,943,847	$1,675,608
Subtract: ‘Stock Awards’, as reported in the Summary Compensation Table	(5,082,872)	(2)	(2,146,013)	(207,000)
Add: Fair value of stock awards granted in the covered fiscal year that are outstanding and unvested (valued as of the end of reported year)	5,107,018	(3)	2,407,122	407,132
Add / (Subtract): Change in fair value of unvested stock awards outstanding prior to reported year that vested during the reported year (valued at vesting date) or were outstanding as of the end of reported year (valued as of the end of reported year)	560,621		746,233	(548,525)
Compensation Actually Paid	$7,589,203	(4)	$4,951,189	$1,327,215

(1)
In fiscal year 2022, the total compensation of Mr. Vogel, excluding the grant date fair value of the one-time, 42-month cliff-vesting LTI award that vests in 2026, was $3,502,774 and the grant date fair value of the one-time, 42-month cliff-vesting LTI award that vests in 2026 was $3,501,662. For further information about this one-time LTI award, refer to the section entitled “Long-Term Executive Retention RSUs”.

(2)
In fiscal year 2022, the value of stock awards granted to Mr. Vogel, as reported in the Summary Compensation Table, but excluding the grant date fair value of the one-time, 42-month cliff-vesting LTI award that vests in 2026, was $1,581,210 and the grant date fair value of the one-time, 42-month cliff-vesting LTI award that vests in 2026 was $3,501,662. For further information about this one-time LTI award, refer to the section entitled “Long-Term Executive Retention RSUs”.

(3)
In fiscal year 2022, the fair value of stock awards granted to Mr. Vogel that are outstanding and unvested (valued as of the end of the reported year), but excluding the fair value of the one-time, 42-month cliff-vesting LTI award that vests in 2026, was $1,743,574 and the fair value of the one-time, 42-month cliff-vesting LTI award that vests in 2026 was $3,363,444. For further information about this one-time LTI award, refer to the section entitled “Long-Term Executive Retention RSUs”.

(4)
In fiscal year 2022, Compensation Actually Paid to Mr. Vogel, but excluding Compensation Actually Paid related to the one-time, 42-month cliff-vesting LTI award that vests in 2026, was $3,665,138 and Compensation Actually Paid related to the one-time, 42-month cliff-vesting LTI award that vests in 2026 was $3,924,065. For further information about this one-time LTI award, refer to the section entitled “Long-Term Executive Retention RSUs”.

Summary Compensation Table to Compensation Actually Paid to non-PEO NEO	2022	2021	2020
Summary Compensation Table, Total Compensation	$1,458,287	$1,811,018	$677,671
Subtract: ‘Stock Awards’, as reported in the Summary Compensation Table	(690,723)	(1,051,594)	(48,300)
Add: Fair value of stock awards granted in the covered fiscal year that are outstanding and unvested (valued as of the end of reported year)	761,647	1,191,782	95,000
Add / (Subtract): Change in fair value of unvested stock awards outstanding prior to reported year that vested during the reported year (valued at vesting date) or were outstanding as of the end of reported year (valued as of the end of reported year)	253,372	183,165	(127,452)
Compensation Actually Paid	$1,782,583	$2,134,371	$596,919
Relationship Between Compensation Actually Paid and Performance Measures
As detailed in the Pay vs. Performance Table, for the year ended December 31, 2022 as compared to the year ended December 31, 2021, net income increased approximately 34% from $184.9 million to $248.0 million and adjusted diluted earnings per share increased approximately 29% from $14.64 to $18.91, while Compensation Actually Paid to the CEO increased 53% from $4,951,189 to $7,589,203 and Compensation Actually Paid to our other NEO decreased 16% from $2,134,371 to $1,782,583. As both net income and Compensation Actually Paid to our PEO increased over a one-year and three-year period and as both net income and Compensation Actually Paid to our non-PEO NEO increased over a three-year period, there is relative alignment of Compensation Actually Paid with net income. This is due to the fact that earnings per share (a net income-derived measure) is used to determine the vesting of a majority of the annual PSUs granted to our PEO and non-PEO NEO and that net income is a driver of value of the Company’s Common Stock, such that the value realized by our PEO and non-PEO NEO is tied to the Company’s financial performance.
In addition, for the year ended December 31, 2022, the Company’s total shareholder return was 26% as compared to the total shareholder return of 9% for Eagle Peer Group Index. As the Company’s total shareholder return exceeded that of the Eagle Peer Group Index for each of 2022 and 2021 and as Compensation Actually Paid to our PEO increased over a one-year and three-year period and as Compensation Actually Paid to our non-PEO NEO increased over a three-year period, there is relative alignment of Compensation Actually Paid with total shareholder return. This is due to the fact that the relative performance of the Company’s total shareholder return as compared to the Eagle Peer Group Index is used to determine the vesting of a portion of the PSUs granted to our PEO and non-PEO NEO and that total shareholder return is a measure of the change in value of the Company’s Common Stock, such that the value realized by our PEO and non-PEO NEO is tied to the Company’s financial performance.
Most Important Financial Performance Measures to Determine Compensation Actually Paid
The following table identifies the financial performance measures which, in our assessment, represent the most important financial performance measures used by us to link the compensation actually paid to our PEO and non-PEO NEO in 2022 to Company performance.

Most Important Financial Performance Measures
Commercial Performance
Adjusted Diluted Earnings Per Share
Relative Total Shareholder Return
Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, recommended to the Board of Directors that it be included (or incorporated by reference as applicable) in the Company’s proxy statement and Annual Report.
Respectfully submitted,
The Compensation Committee
Randee E. Day
Paul M. Leand, Jr.
Bart Veldhuizen
Director Compensation
Director compensation is reviewed by the Compensation Committee in accordance with the policies and principles set forth in its charter and then recommended to the Board of Directors for action. In reviewing Director compensation, the Compensation Committee will take into consideration the responsibilities of the Directors, including any leadership roles they have on the Board of Directors or any of its committees, as well as a market assessment of fees and other forms of director compensation paid by other companies comparable in size and industry to the Company. Any Director who is also an employee of the Company or its subsidiaries receives no separate compensation for serving as a Director of Chairperson of the Board of Directors, or as a member or chair of any committee of the Board of Directors.
Equity-based compensation, which generally takes the form of unrestricted shares of Common Stock, is granted on an annual basis as compensation for service during the prior fiscal year.

A summary of annual cash and equity compensation to attract and retain qualified candidates to serve on the Board of Directors is as follows:

2022/2023 Term ($)
Cash Retainers
Chairman of the Board of Directors	150,000
Non-employee Directors	75,000
Additional Retainer for Committee Chair
Audit Committee	25,000
Compensation Committee	15,000
Nominating and ESG Committee	15,000
Additional Retainer for Committee Membership
Audit Committee	15,000
Compensation Committee	10,000
Nominating and ESG Committee	10,000
Target Value of Common Stock Award
Chairman of the Board of Directors	90,000
Non-employee Directors	75,000
Equity Award Grant to Directors
On March 11, 2022, the Company granted to each of the non-employee members of the Board of Directors, including the Chairman, 1,433 shares of Common Stock and an additional 286 shares of Common Stock to the Chairman of the Board of Directors, in each case, vested in full on the grant date. The shares were granted under the 2016 Plan and the applicable award agreement.
The number of shares of Common Stock granted to each of the non-employee members of the Board of Directors was determined by dividing the target value of common stock awards for each of the non-employee members of the Board of Directors by $52.32, the closing price of the Company’s Common Stock on February 11, 2022. February 11, 2022 was the grant date for stock-based compensation awarded to a broad base of Company employees during 2022 and was utilized to ensure that the Directors were granted awards on the same price-per-share basis.
Director Compensation Table
The following Director Compensation Table sets forth the compensation of our Directors (who were not NEOs of the Company) for the fiscal year ending on December 31, 2022. Mr. Vogel serves as a Director, but does not receive any compensation for his services as a Director. His compensation is based solely on his role as our Chief Executive Officer, as disclosed in the “2022 Summary Compensation Table” above.

Name	Fees Earned or Paid in Cash ($)	Stock Awards (1) ($)	Total ($)
Randee E. Day	105,000	94,406	199,406
Justin A. Knowles	100,000	94,406	194,406
Paul M. Leand, Jr.	170,000	113,248	283,248
Bart Veldhuizen (2)	95,000	94,406	189,406
Gary Weston (2)	105,000	94,406	199,406

(1)	Represents the aggregate grant date fair value of the annual stock award granted on March 11, 2022 for the 2021/2022 term. The aggregate grant date fair value of the stock awards is based on the closing price of the Company’s Common Stock on the date of grant. For further information on the valuation of these stock awards, see note 14 to our audited financial statements for the fiscal year ended December 31, 2022 included in our Annual Report on Form 10-K filed with the SEC on March 10, 2023.
(2)	The stock awards granted to Mr. Weston and Mr. Veldhuizen were issued to entities which are directly controlled by the Directors on their behalf.

PROPOSAL NO. 1: ELECTION OF DIRECTORS
Under our Articles of Incorporation, the Board of Directors consists of not less than one and not more than fifteen members, with the exact number of Directors comprising the Board of Directors determined from time to time by resolutions adopted by the Board of Directors. Currently, the Board of Directors is comprised of seven Directors. Each of the seven Directors’ terms expire at the Annual Meeting. The Nominating and ESG Committee has recommended and the Board of Directors has nominated the seven current Directors, Paul M. Leand, Jr., A. Kate Blankenship, Randee E. Day, Justin A. Knowles, Bart Veldhuizen, Gary Vogel and Gary Weston for re-election as Directors, each to serve until the 2024 Annual Meeting of Shareholders of the Company and until his or her respective successor is elected and qualified or until his or her earlier death, resignation, retirement, disqualification or removal. Although management has no reason to believe that the nominees will not be available as candidates, should such a situation arise, proxies may be voted for the election of such other persons as the holders of the proxies may, in their discretion, determine. Ms. Blankenship was appointed to the Board of Directors in January 2023.
Please refer to the section entitled “Corporate Governance—Our Board of Directors” of this proxy statement for information related to the knowledge, skills and experience as well as additional relevant biographical information for each of the Director nominees.
Directors are elected by a plurality of the votes cast at the Annual Meeting, either by shareholders in attendance during the Annual Meeting or by proxy.
Recommendation of the Board of Directors
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” PROPOSAL NO. 1, THE ELECTION OF PAUL M. LEAND, JR., A. KATE BLANKENSHIP, RANDEE E. DAY, JUSTIN A. KNOWLES, BART VELDHUIZEN, GARY VOGEL AND GARY WESTON AS DIRECTORS.

PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed the firm of Deloitte & Touche as the Company’s independent registered public accounting firm to audit the financial statements of Eagle Bulk Shipping for the fiscal year ending December 31, 2023 and recommends that shareholders vote to ratify this appointment. Representatives of Deloitte & Touche are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. The affirmative vote of the holders of a majority of the shares present at the Annual Meeting or represented by proxy and voting at the Annual Meeting will be required to ratify the selection of Deloitte & Touche.
If the shareholders fail to ratify the selection, the Audit Committee will reconsider its selection of auditors. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change would be in the best interests of the Company and its shareholders.
Recommendation of the Board of Directors
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSAL NO. 2, THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR 2023.
Fees to Independent Registered Public Accounting Firm
As outlined in the table below, we incurred the following fees for the fiscal years ended December 31, 2022, and 2021 for professional services rendered by Deloitte & Touche for the audit of the Company’s annual financial statements and for audit-related services, tax services and all other services, as applicable.

($ in thousands)	2022	2021
Audit fees (1)	$860	$767
Audit-related fees (2)	30	215
Tax fees (3)	42	36
All other fees (4)	260	—
	$1,192	$1,018

(1)
Audit fees include fees for professional services provided in connection with the audit of our consolidated financial statements included in our Annual Report on Form 10-K, interim reviews of our condensed consolidated financial statements included in our Reports on Form 10-Q, as well as for assurance and related services normally provided by Deloitte & Touche in connection with statutory and regulatory filings.

(2)
Audit-related fees, which include fees for assurance and related services that are reasonably related to the audit or reviews of our financial statements that are not audit fees, include fees for the issuance of consents, comfort letters and for other services related to documents filed with the SEC.

(3)	Tax fees include fees for professional services for tax compliance, including the preparation of tax returns, tax advice and tax planning.
(4)
All other fees include the aggregate fees for products and services provided by our principal accountant that are not reported under “Audit fees,” “Audit-related fees” or “Tax fees.” All other fees in 2022 include fees for due diligence services that were not reasonably related to the audit or reviews of our financial statements.

Pre-Approval Policy for Services Performed by Independent Auditor
The Audit Committee has responsibility for the appointment, compensation and oversight of the work of the Company’s independent auditor. As part of this responsibility, the Audit Committee must pre-approve all permissible services to be performed by the independent auditor.
The Audit Committee has adopted an auditor pre-approval policy which sets forth the procedures and conditions pursuant to which pre-approval may be given for services performed by the independent auditor. Under the policy, the Audit Committee must give prior approval for any amount or type of service within four categories: audit, audit-related, tax services or, to the extent permitted by law, other services that the independent auditor provides. Prior to the annual engagement, the Audit Committee may grant general pre-approval for independent auditor services within these four categories at maximum pre-approved fee levels. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval and, in those instances, such service will require separate pre-approval by the Audit Committee if it is to be provided by the independent auditor. For any pre-approval, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence, whether the auditor is best positioned to provide the most cost effective and efficient service and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. The Audit Committee may delegate to one or more of its members authority to approve a request for pre-approval provided the member reports any approval so given to the Audit Committee at its next scheduled meeting. The Audit Committee pre-approved 100% of the services, if applicable, described above under the captions “Audit Fees,” “Audit-Related Fees,” “Tax Fees” and “All Other Fees” for the years ended December 31, 2022 and 2021.

PROPOSAL NO. 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION
In accordance with Section 14A of the Exchange Act, the Board of Directors is providing shareholders with a non-binding advisory vote on the Company’s executive compensation as reported in this proxy statement. Shareholders are being asked to vote on the following resolution:
“RESOLVED, that the shareholders of the Company approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the proxy statement for the 2023 Annual Meeting of Shareholders pursuant to Item 402 of Regulation S-K, including the executive compensation tables, accompanying narrative disclosures and any related materials.”
Shareholders are encouraged to carefully review the “Compensation Discussion and Analysis” section of this proxy statement. Our executive compensation programs play a key role in our ability to attract and retain a highly experienced, successful team to manage our Company and deliver strategic and financial results. We have designed our executive compensation programs to motivate our executives to achieve the business goals set by us and to reward the executives for achieving these goals through a combination of base salary, performance-based incentive compensation, long-term equity incentive compensation, retirement and other benefits and perquisites. We are also committed to containing the cost of the executive compensation programs to a level the Compensation Committee believes is reasonable and appropriate. We believe our executive compensation programs are structured in the best manner possible to support us and our business objectives.
While the vote on executive compensation is non-binding and solely advisory in nature, the Board of Directors and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation programs.
Recommendation of the Board of Directors
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL, ON AN ADVISORY, NON-BINDING BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL NO. 4: FREQUENCY OF ADVISORY VOTE ON EXECUTIVE COMPENSATION
Section 14A of the Exchange Act requires all domestic public companies to propose a non-binding, advisory shareholder vote with respect to the frequency of non-binding, advisory shareholder votes on compensation of named executive officers at least once every six years (the “say-on-frequency” proposal). Companies must give shareholders the choice of whether the advisory vote on compensation of named executive officers should be held every year, every two years or every three years. SEC rules also allow shareholders to abstain from voting. The say-on-frequency proposal was last voted on at the 2017 Annual Meeting of Shareholders.
The Board of Directors believes that a significant portion of compensation for the Company’s NEOs has historically been in the form of stock-based, long-term incentive compensation. The Board of Directors also believes that the effective use of stock-based, long-term incentive compensation has been integral to the Company’s success in the past and is vital to its ability to achieve continued strong performance in the future, and therefore delivers a portion of each executive’s incentive compensation in the form of stock-based awards. These awards are intended to align the interests of our NEOs with those of shareholders, enhance the personal stake of our NEOs in the growth and success of the Company, provide an incentive for our NEOs’ continued service at the Company and provide an opportunity for NEOs to increase their stock ownership levels.
The Board of Directors believes that continuing to give our shareholders the right to cast an advisory vote on their approval of the compensation of our NEOs annually would be most consistent with, and would provide better input on, the Company’s long-term compensation, which constitutes a significant portion of the compensation of our NEOs. An annual advisory vote will provide shareholders the ability to provide us with direct and immediate feedback regarding our executive compensation policies and practices. Furthermore, an annual advisory vote provides our Compensation Committee the opportunity to consider shareholder views in its review of executive compensation.
Although the Board of Directors recommends that the advisory vote on compensation of our NEOs occur once every year, our shareholders will be able to specify one of four choices for the frequency of the advisory vote on compensation of our NEOs as follows: (i) one year, (ii) two years, (iii) three years or (iv) abstain. Shareholders are not voting to approve or disapprove the Board of Director’s recommendation of an advisory vote on the compensation of our NEOs every year.
The option of one year, two years or three years that receives the largest number of votes cast by our shareholders will be the frequency for the advisory vote on compensation of our NEOs recommended by our shareholders. However, because this vote is advisory and will not be binding on the Board of Directors or the Company, the Board of Directors may decide that it is in the best interests of our shareholders and the Company to hold an advisory vote on compensation of our NEOs more or less frequently than the option approved by our shareholders.
It is expected that the next say-on-frequency proposal will occur at the 2029 Annual Meeting.
Recommendation of the Board of Directors
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS SELECT “ONE YEAR” AS YOUR RECOMMENDATION FOR PROPOSAL NO. 4, THE FREQUENCY OF ADVISORY VOTE ON EXECUTIVE COMPENSATION.

OTHER INFORMATION
Shareholder Proposals for the 2024 Annual Meeting of Shareholders
Any shareholder desiring to present a proposal for inclusion in the proxy statement for the Company’s 2024 Annual Meeting of Shareholders pursuant to procedures set forth in Rule 14a-8 of the Exchange Act must deliver the proposal to the Secretary of the Company not later than January 3, 2024, which is 120 calendar days before the anniversary of the date that the proxy statement for the Annual Meeting is being released to shareholders. However, if the date of the 2024 Annual Meeting of Shareholders is more than 30 days from June 14, 2024, the anniversary date of the Annual Meeting, a proposal will be considered timely if we receive it in a reasonable time before we begin to print and send our Proxy Materials for such meeting. Only those proposals that comply with the Company’s By-laws and the requirements of Rule 14a-8 of the Exchange Act will be included in the Company’s proxy statement for the 2024 Annual Meeting of Shareholders.
Shareholders may also present proposals that are proper subjects for consideration at an annual meeting of shareholders, even if the proposal is not submitted by the deadline for inclusion in the proxy statement, pursuant to Rule 14a-8 of the Exchange Act. To do so, the shareholder must comply with the procedures specified in the By-laws, which have been filed as Exhibit 3.2 to our current report filed on Form 8-K, filed with the SEC on October 16, 2014, and are available in print upon request to the Secretary of the Company. Our By-laws require all shareholders who intend to make proposals at an annual meeting of shareholders to submit their proposals to the Secretary of the Company not fewer than 60 and not more than 90 days before the anniversary date of the previous year’s annual meeting of shareholders. The By-laws also provide that nominations for Director may only be made by the Board of Directors (or an authorized committee of the Board of Directors) or by a shareholder of record entitled to vote who sends notice to the Secretary of the Company not fewer than 60 nor more than 90 days before the anniversary date of the previous year’s annual meeting of shareholders. Any nomination by a shareholder must comply with the procedures specified in the By-laws. To be eligible for consideration at the 2024 Annual Meeting of Shareholders, proposals for inclusion in the proxy statement and any nominations for Director must be received by the Company’s Secretary between March 16, 2024 and April 15, 2024. This advance notice period is intended to allow all shareholders an opportunity to consider all business and nominees expected to be considered at the meeting. However, if the 2024 Annual Meeting of Shareholders is held on a date that is more than 30 days before or after June 14, 2024, the anniversary of the Annual Meeting shareholder proposals that have not been submitted by the deadline for inclusion in the proxy statement and any nominations for Director must be received by the close of business on the tenth day following the earlier of the date on which notice of the 2024 Annual Meeting of Shareholders is mailed or the date on which public disclosure of the date of the 2024 Annual Meeting of Shareholders is made. To comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees for the 2024 Annual Meeting of Shareholders must provide timely notice by the same deadline noted in the preceding sentence for the submission of nominations. Such notice must comply with the additional requirements of Rule 14a-19(b) under the Exchange Act.
All submissions to, or requests from, the Secretary of the Company should be made to: Costa Tsoutsoplides, Secretary of Eagle Bulk Shipping Inc., at 300 First Stamford Place, 5th Floor, Stamford, Connecticut 06902.

Report of the Audit Committee
The Audit Committee reviewed the Company’s audited financial statements as of and for the year ended December 31, 2022, and discussed them with the Company’s management, addressing, among other things, the quality and the acceptability of the accounting principles, the reasonableness of significant judgments and estimates and the clarity and completeness of disclosures. The Company’s independent registered public accounting firm for the year ended December 31, 2022, Deloitte & Touche, was responsible for performing an independent audit of the Company’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing a report on its audit of the financial statements. The Audit Committee monitors and reviews the audit. The Audit Committee also reviewed and discussed with Deloitte & Touche the audited financial statements and the matters required by the Public Company Accounting Oversight Board and the SEC and other matters the committee deemed appropriate.
The Audit Committee has received the written disclosures and the letter from Deloitte & Touche required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, as modified or supplemented, and has discussed with Deloitte & Touche its independence. The Audit Committee also considered whether the independent auditors’ provision of other, non-audit related services to the Company is compatible with maintaining such auditors’ independence.

Based on its discussions with management and Deloitte & Touche, and its review of the representations and information provided by management and Deloitte & Touche, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, the audited financial statements be included in the Company’s Annual Report for filing with the SEC.
Respectfully submitted,
The Audit Committee
Justin A. Knowles (Chair)
Randee E. Day
Gary Weston
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information regarding the beneficial ownership of the Company’s outstanding common stock as of April 25, 2023 of:
1.each person, group or entity known to the Company to beneficially own more than 5% of our stock;
2.each of our Directors and Director nominees;
3.each of our NEOs; and
4.all of our Directors and executive officers as a group.
As of April 25, 2023, a total of 13,711,744 shares of Common Stock were outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on matters on which common shareholders are eligible to vote.
The amounts and percentages of Common Stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of that security, or “investment power,” which includes the power to dispose of or to direct the disposition of that security. A person is also deemed to be a beneficial owner of any securities as to which that person has a right to acquire beneficial ownership presently or within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities, and a person may be deemed to be the beneficial owner of securities as to which that person has no economic interest.
None of the shares of Common Stock beneficially owned by any of our Directors or executive officers are pledged as security.

Beneficial Ownership of Common Stock

Name (1)	Number (2)		Percentage (3)
Gary Vogel (4)	146,654	(5)	1.1%
Frank De Costanzo (6)	49,966	(5)	*
Constantine Tsoutsoplides (7)	11,983	(5)	*
A. Kate Blankenship	—		*
Randee E. Day	4,042		*
Justin A. Knowles	5,842		*
Paul M. Leand, Jr.	34,989		*
Bart Veldhuizen (8)	5,842		*
Gary Weston (9)	5,842		*
All Directors and Executive Officers as a group (9 persons)	265,160	(5)	1.9%
BlackRock, Inc. (10)	968,536		7.1%
Dimension Fund Advisors LP (11)	754,558		5.5%
Lazard Asset Management LLC (12)	823,345		6.0%
Oaktree Capital Management, L.P. (13)	3,781,561		27.6%

*	Percentage less than 1% of class.
(1)
Unless otherwise indicated, the business address of each beneficial owner identified is c/o Eagle Bulk Shipping Inc., 300 First Stamford Place, 5th Floor, Stamford, Connecticut 06902, and each shareholder has sole voting and investment power with respect to shares listed as beneficially owned by such shareholder.

(2)
Includes “beneficial ownership” of shares of Common Stock outstanding, within the meaning of Rule 13d-3 under the Exchange Act, as well as beneficial ownership of shares issuable within 60 days following April 25, 2023 upon the exercise of outstanding securities, (e.g., options, warrants, rights). However, amounts do not include anti-dilution adjustments to such securities.

(3)
Unless otherwise indicated, based on the total of 13,711,744 shares of Common Stock outstanding as of April 25, 2023. In addition, for purposes of calculating the percentage of shares held by an individual or entity, the number of shares outstanding includes shares issuable within 60 days following April 25, 2023 upon the exercise of outstanding securities, (e.g., options, warrants, rights), but, in each case, such shares are not included in the number of shares outstanding for purposes of computing the percentage of shares held by any other person. However, shares issuable within 60 days following April 25, 2023 upon the exercise of outstanding securities do not include anti-dilution adjustments to such securities.

(4)	Mr. Vogel’s beneficial ownership includes 27,945 shares of unvested restricted Common Stock.
(5)	Does not include unvested RSUs or PSUs awarded to the individuals that are expected vest more than 60 days from April 25, 2023.
(6)	Mr. De Costanzo’s beneficial ownership includes 13,645 shares of unvested restricted Common Stock.
(7)	Mr. Tsoutsoplides’s beneficial ownership includes 9,408 shares of unvested restricted Common Stock.
(8)	The beneficial ownership of Mr. Veldhuizen includes 2,268 shares of Common Stock held by Aquarius Maritime Capital Ltd., of which Mr. Veldhuizen is the owner.
(9)	The beneficial ownership of Mr. Weston includes 3,044 shares of Common Stock held by Weston Shipping Limited, of which Mr. Weston is the owner.
(10)
Based solely on information in the Schedule 13G/A filed with the SEC on January 31, 2023 by BlackRock, Inc. According to the report, BlackRock, Inc., acting as a parent holding company, beneficially owns 968,536 shares, of which it and has sole voting power with respect to 944,267 shares and sole dispositive power with respect to 968,536 shares. The address of BlackRock, Inc. is 55 East 52nd Street New York, New York 10055.

(11)
Based solely on information in the Schedule 13G filed with the SEC on February 10, 2023 by Dimensional Fund Advisors LP. According to the report, Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, beneficially owns 754,558 shares, of which it has sole voting power with respect to 739,084 shares and sole dispositive power with respect to 754,558 shares. The address of Dimensional Fund Advisors LP is 6300 Bee Cave Road, Building One, Austin, Texas 78746.

(12)	Based solely on information in the Schedule 13G/A filed with the SEC on March 9, 2023 by Lazard Asset Management LLC. According to the report, Lazard Asset Management LLC, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, beneficially owns 823,345 shares, of which it has sole voting power with respect to 435,530 shares and sole dispositive power with respect to 823,345 shares. The address of Lazard Asset Management LLC is 30 Rockefeller Plaza, New York, New York 10112.
(13)
Based solely on information in the Schedule 13D/A filed with the SEC on January 13, 2023 by OCM Opps EB Holdings, Ltd. (“EB Holdings”) and in the Schedule 13F filed with the SEC on February 14, 2023 by Oaktree Capital Management, L.P. (“OCM”). According to the report, EB Holdings beneficially owns 3,781,561 shares, of which it has sole voting power and sole dispositive power with respect to 3,781,561 shares. The securities are owned directly by EB Holdings. The securities may also be deemed to be beneficially owned by OCM, solely as the sole director of EB Holdings, Oaktree Holdings, Inc. (“Holdings”), solely as the general partner of OCM, Oaktree Capital Group, LLC (“OCG”), solely as the sole shareholder of Holdings, and Oaktree Capital Group Holdings GP, LLC (“OCGH” and, together with EB Holdings, OCM, Holdings and OCG, the “Oaktree Reporting Persons”), solely as the duly elected manager of OCG. The members of OCGH are Howard S. Marks, Bruce A. Karsh, Jay S. Wintrob, John B. Frank and Sheldon M. Stone, who, by virtue of their membership interests in OCGH, may be deemed to share voting and dispositive power with respect to the shares of common stock held by EB Holdings. Each of the general partners, managing members, directors and managers described above disclaims beneficial ownership of any shares of common stock beneficially or of record owned by the Oaktree Reporting Persons, except to the extent of any pecuniary interest therein. In addition, an affiliate of OCM has voting authority with respect to $40.5 million principal amount of the Company’s outstanding convertible bond debt. The address of the beneficial owners is c/o Oaktree Capital Group Holdings GP, LLC, 333 South Grand Avenue, 28th Floor, Los Angeles, California 90071.

Equity Compensation Plan Information
On December 15, 2016, the Company’s shareholders approved the 2016 Plan and the Company registered 764,087 shares of common stock for potential issuance under the 2016 Plan. On June 7, 2019, the Company’s shareholders approved an amendment and restatement of the 2016 Plan, which increased the number of shares reserved under the 2016 Plan by an additional 357,142 shares to a maximum of 1,121,229 shares of common stock. On June 14, 2022, the Company’s shareholders approved a second amendment and restatement of the 2016 Plan, which increased the number of shares reserved under the 2016 Plan by an additional 300,000 shares to a maximum of 1,421,229 shares of common stock. The 2016 Plan permits the granting of restricted stock, unrestricted stock, RSUs, performance condition awards, incentive stock options, non-qualified stock options, stock appreciation rights, dividend equivalents and other equity-based or equity-related awards. Any director, officer, employee or consultant of the Company or any of its subsidiaries (including any prospective officer or employee) is eligible to be designated to participate in the 2016 Plan.
As of December 31, 2022, no equity securities were authorized for issuance under equity compensation plans not approved by shareholders.
The following table sets forth certain information as of December 31, 2022 regarding the 2016 Plan.

Plan Category	Securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Remaining securities for future issuance under equity compensation plans
Equity compensation plans approved by security holders	158,286	(1)	$—	(2)	319,021

(1)
Includes 158,286 restricted stock units granted under the 2016 Plan, of which, 83,558 restricted stock units represent the target amount granted and for which the number of securities that may become able to be issued could be between 0% and 200% of such target amount, subject to the related award agreements.

(2)	Restricted stock units do not have an exercise price.
Important Notice Regarding Delivery of Shareholder Documents
The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy proxy material delivery requirements with respect to two or more shareholders sharing the same address by delivering a single proxy statement and annual report addressed to those shareholders. This process, which is referred to as “householding,” potentially provides extra convenience for shareholders and reduces printing and postage costs for companies.
The Company and some brokers utilize the householding process for Proxy Materials. In accordance with a notice sent to certain shareholders who share a single address, only one copy of this proxy statement and the Company’s Annual Report is being sent to that address, unless we received contrary instructions from any shareholder at that address. Shareholders who participate in householding will continue to receive separate proxy cards. Householding will continue until you are notified otherwise or until one or more shareholders at your address revokes consent. If you revoke consent, you will be removed from the householding program within 30 days of receipt of the revocation. If you hold your Company stock in “street name,” additional information regarding householding of Proxy Materials should be forwarded to you by your broker.
If you wish to receive a separate copy of this proxy statement or the Company’s 2022 Annual Report, or would like to receive separate proxy statements and annual reports in the future, or if you are receiving multiple copies of annual reports and proxy statements at an address shared with another shareholder and would like to participate in householding, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Costa Tsoutsoplides, Secretary of Eagle Bulk Shipping Inc., at 300 First Stamford Place, 5th Floor, Stamford, Connecticut 06902 or making a request via telephone at (203) 276-8100.

Other Matters
As of the date of this proxy statement, management was not aware that any matters not referred to in this proxy statement would be presented for action at the Annual Meeting. If any other matters should come before the Annual Meeting, the persons named in the accompanying proxy will have discretionary authority to vote all proxies in accordance with their best judgment, unless otherwise restricted by law.
BY ORDER OF THE BOARD OF DIRECTORS

/s/ Constantine Tsoutsoplides
Constantine Tsoutsoplides
Chief Financial Officer and Secretary

Stamford, Connecticut
Dated: April 27, 2023

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on June 13, 2023 for shares held directly and by 11:59 P.M. ET on June 9, 2023 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/EGLE2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on June 13, 2023 for shares held directly and by 11:59 P.M. ET on June 9, 2023 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V14398-P90518 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

EAGLE BULK SHIPPING INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Paul M. Leand, Jr.
02) A. Kate Blankenship
03) Randee E. Day
04) Justin A. Knowles
05) Bart Veldhuizen
06) Gary Vogel
07) Gary Weston

The Board of Directors recommends you vote FOR proposals 2 and 3.

The Board of Directors recommends you vote 1 YEAR for proposal 4.

	1 Year	2 Years	3 Years	Abstain
4. To recommend, on a non-binding basis, the frequency of future advisory votes on compensation of named executive officers.	☐	☐	☐	☐

NOTE: If you receive more than one proxy card, please vote with respect to each card you receive.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

V14399-P90518

EAGLE BULK SHIPPING INC.
Annual Meeting of Shareholders
June 14, 2023 10:00 A.M. EDT
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Gary Vogel and Constantine Tsoutsoplides, or either of them, each with full power of substitution, as proxies, to represent and vote as designated on the reverse side, all of the shares of Common Stock of Eagle Bulk Shipping Inc. held of record by the undersigned on April 25, 2023, at the Annual Meeting of Shareholders to be held online via webcast at www.virtualshareholdermeeting.com/EGLE2023, at 10:00 A.M., EDT, on Wednesday, June 14, 2023, or at any adjournment or postponement thereof.

This proxy may be revoked at any time before it is exercised.

This proxy card, when properly executed, will be voted in the manner directed herein. If no direction is made but the card is signed, this proxy card will be voted "FOR" each of the nominees for director named in Proposal No. 1, "FOR" Proposals No. 2 and 3 and “ONE YEAR” for Proposal No. 4. If any other matter is properly presented at the Annual Meeting of Shareholders, this proxy will be voted in accordance with the judgment of the persons appointed as proxies.

Continued and to be signed on reverse side